 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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U.S. ENERGY CORP.

950 S. Cherry Street, Suite 1515

Denver, Colorado 80246

Notice of Special Meeting of Shareholders

October 31, 2017

Dear Shareholders:

We are pleased to provide you with notice of Special Meeting of Shareholders, and we invite you to attend the meeting in person, if possible. The timing, location and summary of each of the proposals to be voted upon are as follows:

Date:	Wednesday, December 27, 2017	Time:	8:30 AM MST

Place:	950 S. Cherry Street, Suite 1515, Denver, Colorado 80246

Purposes:	1.	To approve the issuance of shares of Common Stock in connection with the Exchange Agreement (as defined below) under NASDAQ Stock Market Rules 5635(b) (the “Exchange Proposal”);

2.

To approve an amendment, at the discretion of the Board of Directors, to the Company’s articles of incorporation to implement a reverse stock split of the Company’s outstanding Common Stock at a reverse split ratio of 1-for-5, without reducing the authorized number of shares of our Common Stock (the “Reverse Stock Split”); and

3.	To approve an adjournment of the Special Meeting, if necessary or appropriate, to establish a quorum or to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting cast in favor of the Exchange Proposal or the Reverse Stock Split.

We are submitting the Exchange Proposal to our shareholders to facilitate a proposed recapitalization of the Company to reduce our debt, leverage and cash interest expense, increase our financial flexibility and better position ourselves to return to growth in the event of a potential recovery in commodity prices. We intend to accomplish this through:

●	an Exchange Agreement (the “Exchange Agreement”) with APEG Energy II, L.P., (“APEG”), an entity controlled by Angelus Private Equity Group, LLC. APEG currently holds $6,000,000 in principal amount of loans under the Credit Agreement by and between the Company’s wholly owned subsidiary, Energy One LLC (“Energy One”), and APEG dated as of July 30, 2010, as amended (the “Credit Facility”), comprising the entire principal balance outstanding under the Credit Facility (the “Balance”). Pursuant to the Exchange Agreement APEG will exchange $4,463,380 of the Balance for 5,819,270 shares of the Company’s Common Stock, par value $0.01 per share, representing approximately 49.3% of the Company’s Common Stock (the “Exchange”); and

●	on the closing of the Exchange Agreement, the use of cash otherwise dedicated to interest expense to (i) increase our capital budget and resume growing our production base, and (ii) further pay down our existing debt.

The Exchange is conditioned upon, among other things, shareholder approval of the Exchange Proposal.

The Company’s board of directors (the “Board”) considered the effects that the Exchange is expected to have on the Company, and unanimously determined that the substantial debt reduction, cash interest expense savings and decreased leverage contemplated by the Exchange is critical to unlocking shareholder value in the Company and position the Company to take advantage of a potential recovery in commodity prices. Although the Company is currently operating substantially within its cash flow, its business is one of natural production declines. We believe that to enhance shareholder value over the long term, we will need to deploy capital to maintain and grow our asset base. To do that, the Company must reduce its debt and leverage and put itself in a position to access additional capital if commodity prices rise.

If the Company is unable to complete the proposed Exchange, and substantially reduce its debt, it would need to pursue alternative strategies, which may include discounted equity issuances, asset sales, alternative debt for equity exchanges or other debt reduction or restructuring transactions. In the Board’s view, none of these alternatives are as actionable, or are as likely to result in a significant reduction of leverage and preserve value for existing shareholders, as the Exchange.

Our Board unanimously believes that the Exchange Proposal, is in the best interests of the Company and its shareholders and, therefore, recommends that you vote “FOR” the Exchange Proposal.

We are submitting the Reverse Stock Split to our shareholders to maintain the listing of the Company’s Common Stock on The NASDAQ Capital Market. In order to maintain our NASDAQ Capital Market listing, our Common Stock must achieve a closing bid price of $1.00 per share or more for 10 consecutive trading days. The Reverse Stock Split is one method for achieving this result. The Company values its listing on The NASDAQ Capital Market and, conditioned on shareholder approval, will, in the discretion of the Board of Directors, implement the Reverse Stock Split by the filing of articles of amendment to our Restated Articles of Incorporation with the Secretary of the State of Wyoming.

If the Company is unable to complete the Reverse Stock Split, the Company’s Common Stock may be delisted from The NASDAQ Capital Market and, as a result, shareholders would likely find it more difficult to obtain accurate quotations as to the price of our Common Stock, and the liquidity of our Common Stock would likely be reduced, making it difficult for shareholders to buy or sell our Common Stock at competitive market prices, or at all. In addition, support from institutional investors and/or market makers that currently buy and sell the Company’s stock may decline, possibly resulting in a decrease in the trading price of our Common Stock.

Our Board unanimously believe that the Reverse Stock Split is in the best interests of the Company and its shareholders and, therefore, recommends that you vote “FOR” the Reverse Stock Split.

Details of the business to be conducted as the Special Meeting are provided in the attached Notice of Special Meeting and Proxy Statement.

Only shareholders of record at the close of business on November 1, 2017 are entitled to receive notice of and to vote at the Special Meeting.

The Securities and Exchange Commission (“SEC”) allows companies to furnish proxy materials over the Internet, which reduces environmental impact as well as printing and mailing costs. Unless otherwise requested by the shareholder, we are mailing to each shareholder a Notice of Internet Availability of Proxy Materials (the “Notice of Availability”) instead of mailing paper copies of the proxy materials. The Notice of Availability contains instructions on how to access the proxy materials on the Internet, and also on how to request a paper copy of the proxy materials. All shareholders who do not receive a Notice of Availability will receive a paper copy of the proxy materials by mail.

Whether or not you plan to attend the meeting, please take the time to vote:

●	Via the internet – Go to the website shown on your proxy card or the Notice of Availability;

●	Via telephone – Call the toll free number shown on the Notice of Availability; or

●	Via mail – Complete, sign and date your proxy card and mail it in the postage paid envelope.

If you are a shareholder of record of the Company at the close of business on November 1, 2017, you may attend and vote at the meeting. The names of shareholders of record entitled to vote at the Special Meeting will be available for review at the Special Meeting and during regular business hours at our headquarters in Denver, Colorado.

If you wish to attend the Special Meeting and vote in person, but you hold your shares through a broker or other nominee (i.e., your shares are held in “street name”), contact your broker or nominee promptly to obtain a “legal proxy” which you must bring to the Special Meeting in order to vote in person at the Special Meeting. Thank you for your support for the recommendation of our Board of Directors.

By	Order of the Board of Directors

/s/ David A. Veltri Chief Executive Officer

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY

 OF PROXY MATERIALS FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON DECEMBER 27, 2017

This Notice of Special Meeting of Shareholders, and the accompanying Proxy Statement are available on our website www.usnrg.com and www.proxyvote.com.

Table of Contents

Page

GENERAL	1

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS	5

THE EXCHANGE	6

Background of the Exchange Agreement	6
Reasons for the Exchange Agreement	6
Analysis of the Exchange	8

THE EXCHANGE AGREEMENT	9

Exchange Agreement	9
Standstill Agreement	9

THE SPECIAL MEETING	10

Time, Place, and Purpose of the Special Meeting	10
Recommendation of the Board of Directors	10
Record Date and Quorum	10
Vote Required for Approval	10
Shares Held by Company Directors and Executive Officers	10
Voting of Proxies	10
Revocability of Proxies	11
Adjournments and Postponements	11
Other Matters	11
Questions and Additional Information	11

PROPOSAL 1: APPROVAL OF ISSUANCE THAT MAY RESULT IN A CHANGE OF CONTROL UNDER NASDAQ LISTING RULE 5635(b)	12

Purpose and Effect of Approving the NASDAQ Proposal	12
Board Recommendation	12

PROPOSAL 2: APPROVAL OF AN AMENDMENT TO THE ARTICLES OF INCORPORATION TO IMPLEMENT A REVERSE STOCK SPLIT OF THE COMPANY’S OUTSTANDING COMMON STOCK AT A REVERSE STOCK SPLIT RATIO OF ONE-FOR- FIVE	13

PROPOSAL 3: ADJOURNMENT PROPOSAL	18

Board Recommendation	18

PRINCIPAL HOLDERS OF VOTING SECURITIES AND OWNERSHIP BY OFFICERS AND DIRECTORS	19

OTHER MATTERS	20

APPENDIX A	EXCHANGE AGREEMENT
APPENDIX B	STANDSTILL AGREEMENT
APPENDIX C	LETTER AGREEMENT
APPENDIX D	FORM OF AMENDMENT TO AMENDED AND RESTATED ARTICLES OF INCORPORATION

i

U.S. ENERGY CORP.

950 S. Cherry Street, Suite 1515

Denver, Colorado 80246

PROXY STATEMENT

FOR SPECIAL MEETING OF SHAREHOLDERS ON

WEDNESDAY, DECEMBER 27, 2017

This proxy statement (“Proxy Statement”) is provided in connection with a solicitation of proxies by the Board of Directors (the “Board”) of U.S. Energy Corp. (“U.S. Energy”, the “Company”, “we”, “our”, or “us”) for the Special Meeting of shareholders to be held on Wednesday, December 27, 2017, at 8:30 am MST at the corporate offices of U.S. Energy, 950 S. Cherry Street, Suite 1515, Denver, Colorado 80246 (the “Special Meeting”), and at any adjournments of the meeting. On or about November 17, 2017, we began mailing the Notice of Availability and a full set of proxy materials to shareholders who requested delivery of the materials in paper form.

GENERAL

Q. Why am I receiving these proxy materials?

A. On October 3, 2017, the Company entered into an Exchange Agreement (the “Exchange Agreement”) with the Company’s wholly owned subsidiary Energy One LLC and APEG Energy II, L.P., (“APEG”), an entity controlled by Angelus Private Equity Group, LLC, pursuant to which, on the terms and subject to the conditions of the Exchange Agreement, APEG will exchange $4,463,380 of outstanding borrowings under the Company’s Credit Facility, for 5,819,270 new shares of Common Stock of the Company, par value $0.01 per share (the “Exchange”), at an exchange price of $0.767 representing a 1.3% premium over the 30-day volume weighted average price of the Company’s Common Stock on September 20, 2017 (the “Exchange Shares”). In addition, at the closing of the Exchange, the Company will pre-pay, in cash, $600,000 of the outstanding principal under the Credit Facility, leaving approximately $937,000 outstanding. Also, accrued, unpaid interest on the Credit Facility held by APEG will be paid in cash at the closing of the transaction. Immediately following the close of the transaction, APEG will hold approximately 49.3% of the outstanding Common Stock of U.S. Energy. The terms of the Exchange Agreement are more fully described below under the caption “The Exchange Agreement.”

The Exchange requires shareholder approval of the issuance of shares of Common Stock under NASDAQ Stock Market Rule 5635(b) (the “Exchange Proposal”). The Exchange is expected to occur following satisfaction of the closing conditions in the Exchange Agreement, including shareholder approval of the Exchange Proposal.

The Exchange is being pursued to reduce the Company’s debt, leverage and cash interest expense, and increase the Company’s financial flexibility during the current period of volatile commodity prices in the oil and gas industry, which has had a significant, adverse effect on the Company.

On the completion of the Exchange the Company will have significantly reduced interest expense as a result of the decrease in its outstanding debt, and we intend to use cash that we previously used for interest expense to increase our capital budget and resume growing our production base. In addition, the reduction of our debt will increase the Company’s ability to access additional capital and grow its asset base.

A. Our Common Stock is listed on The NASDAQ Capital Market, and in order for us to maintain the listing, our Common Stock must maintain a minimum bid price of $1.00 as set forth in NASDAQ Stock Market Rule 5550(a)(2) (the “Rule”). If the closing bid price of the Common Stock is below $1.00 for 30 consecutive trading days, then the closing bid price of the Common Stock must be $1.00 or more for 10 consecutive trading days during a 180-day grace period to regain compliance with the rule.  On March 23, 2017, NASDAQ notified the Company that the bid price of its listed security had closed at less than $1 per share over the previous 30 consecutive business days, and, as a result, did not comply with the Rule. In accordance with Listing Rule 5810(c)(3)(A), the Company was provided 180 calendar days, or until September 19, 2017, to regain compliance with the Rule.

The Company has not regained compliance with the Rule and is not eligible for a second 180-day period. Specifically, the Company does not meet the minimum $5 million shareholders’ equity, $50 million Market Value of Listed Securities, or $750,000 net income from continuing operations initial listing requirements for The NASDAQ Capital Market. Accordingly, unless the Company had requested an appeal of this determination as described in further detail below, the Company’s securities would have been scheduled for delisting from The NASDAQ Capital Market and would have been suspended at the opening of business on September 29, 2017. A Form 25-NSE would have been filed with the Securities and Exchange Commission (the “SEC”) to remove the Company’s securities from listing and registration on The NASDAQ Stock Market.

The Company timely requested an appeal, which delayed the delisting of the Company’s securities from NASDAQ until resolution of the appeal or meeting the listing standard of $1.00/share price for 10 (ten) consecutive days prior to the hearing. A hearing on the appeal was held on October 26, 2017. In connection with the appeal, the Company submitted a business plan to NASDAQ and will continue to work with NASDAQ to attempt to comply with all continued listing standards.  The appeal may result in an award of additional time up to 180 days to comply with the listing standards as requested in the appeal. A Reverse Stock Split will increase the trading price of the Company’s Commons Stock above $1.00 per share and, accordingly, should allow the Company to maintain its listing on The NASDAQ Capital Market. However, if the Company meets NASDAQ’s listing requirements prior to the Special Meeting, the Board, in its discretion, may elect not to effect the Reverse Stock Split.

To permit the Company to complete the Exchange and the Reverse Stock Split, it is providing these proxy materials in connection with the solicitation by our Board of proxies to be voted at the Special Meeting on the Exchange Proposal and Reverse Stock Split. If the Exchange Proposal is approved by the Company’s shareholders, it will complete the Exchange, subject to satisfaction or waiver of other closing conditions. If the Reverse Stock Split is approved by the Company’s shareholders, and if the Board, in its discretion elects to effect the Reverse Stock Split, the Company will file articles of amendment to its Amended and Restated Articles of Incorporation with the Secretary of the State of Wyoming.

Q. Who is APEG and why is it interested in an investment in U.S. Energy Corp.?

A. APEG (APEG Energy II, L.P.) was formed by Angelus Private Equity Group, LLC (“Angelus”), a private equity firm headquartered in Austin, TX, to make energy investments across the capital structure through multiple platforms. Angelus specializes in investments primarily in development stage real estate properties and growth oriented domestic energy assets. On May 2, 2017, the Amended and Restated Credit Agreement dated July 30, 2010, as amended (the “Credit Agreement”), between Energy One and Wells Fargo Bank, N.A. (“WFB”), was sold, assigned and transferred to APEG. APEG purchased and assumed all of WFB’s rights and obligations as the lender to Energy One in the Credit Agreement. Angelus has stated that it is extremely excited about the opportunity to strategically partner with the shareholders and management of the Company. Angelus further stated, with a transformed and deleveraged balance sheet and an experienced management team like the Company’s, Angelus sees tremendous opportunities for growth and value expansion for both the Company and Angelus investors.

Q. What is the purpose of the Exchange and why is it important?

A. The Exchange is conditioned on, among other things, shareholder approval of the Exchange Proposal.

If completed in its entirety, the Exchange would reduce the principal amount of the Company’s long-term debt by approximately $5.1 million, or 84%, as of September 30, 2017, and total cash interest expense would decrease by up to $0.9 million over the remaining life of the Credit Facility. Moreover, our annual cash interest expense would decline by approximately $0.6 million.

Reducing the Company’s debt and cash interest expense will allow it to increase its capital investment using cash freed up by interest savings, enabling it to return to growth. A de-levered balance sheet also will allow the Company access to additional capital that could be used to grow the business or otherwise enhance shareholder value through mergers or acquisitions.

If the Exchange is completed, the Company would reduce its leverage from $6.0 million at September 30, 2017 to approximately $0.9 million, at July 30, 2019, the maturity date of the Credit Facility.

If the Company is unable to complete the proposed Exchange and substantially reduce its debt, the Company will need to pursue alternative strategies, which may include discounted equity issuances, asset sales, alternative debt for equity exchanges or other debt reduction or restructuring transactions. Each of these alternatives involves uncertainties, potential delays and litigation risks. In such an event, the Company expects that the end result would be more dilutive or less value-enhancing to existing shareholders than the Exchange, and leave the Company less well positioned to resume growth and take advantage of a recovery in commodity prices.

Q. What is the purpose of the Reverse Stock Split and why is it important?

A. The Reverse Stock Split would allow the Company to maintain its listing on The NASDAQ Capital Market. If the shareholders do not approve the Reverse Stock Split, the Company will be delisted from The NASDAQ Capital Market and the Company’s shareholders may experience decreased liquidity and/or increased volatility in the Company’s Common Stock, and a diminution of institutional investor interest. The Board also believes that such delisting could cause a loss of confidence of industry partners, customers, lenders and potential employees, which could harm our business and its future prospects.

Q. What will happen to the Company if the Exchange is completed?

A. If the Exchange is completed, the Company’s leverage, cash flow and liquidity will be improved, which the Company believes will provide it with more time to realize the benefits of any commodity price recovery. The Company will be able to use cash previously dedicated to interest expense on its capital expenditures budget for future growth, or for further debt reduction.

If the Exchange is completed, 5,819,270 shares of Common Stock will be issued to APEG.

Q. What will happen if the Reverse Stock Split is approved?

A. If the Reverse Stock Split is approved, and if the Board, in its discretion, elects to effect the Reverse Stock Split, the Company will file articles of amendment to its Amended and Restated Articles of Incorporation with the Secretary of State of Wyoming.

As a result of the Reverse Stock Split, every five shares of existing Common Stock will be combined into one share of Common Stock. As of October 31, 2017, the approximate number of outstanding shares of Common Stock that would result from the 1-for-5 reverse stock split ratio, based on 5,983,510 shares of Common Stock issued and outstanding as of October 31, 2017, would be 1,196,702. If the Exchange Proposal is approved, based on 11,802,780 shares of Common Stock issued and outstanding, the approximate number of outstanding shares of Common Stock that would result from the 1-for-5 reverse stock split ratio would be 2,360,556.

Q. What are the recommendations of the Board?

A. The Board unanimously recommends that you vote FOR the approval of the Exchange Proposal. The reasons for this recommendation are more fully described below under the caption “Reasons for the Exchange Agreement.”

The Board unanimously recommends that you vote FOR the approval of the Reverse Stock Split. The reasons for this recommendation are more fully described below under the caption “Reasons for the Reverse Stock Split.”

The Board unanimously recommends that you vote FOR the adjournment proposal.

Q. When and where is the Special Meeting?

A. The Special Meeting will be held at 950 S. Cherry Street, Suite 1515, in Denver, Colorado, on December 27, 2017, at 8:30 a.m. Mountain Time.

Q. Who Can Vote

A. Only holders of our Common Stock at the close of business on the record date of November 1, 2017 are entitled to receive notice of and to vote at the Special Meeting. As of October 31, 2017, there were 5,983,510 shares of our Common Stock issued and outstanding.

You may hold your shares “of record” or in “street name.” The difference between shareholders of record and street name holders is:

●	Shareholder of Record. If your shares are registered directly in your own name with our transfer agent, Computershare Trust Company, Inc., you are considered to be the holder of record of those shares and you may vote directly via internet, by telephone, by mail or in person.

●	Street Name Shareholder. If your shares are held in a stock brokerage account or by a broker or other nominee, you are considered the “street name” holder, and the beneficial owner, of those shares and you have the right to direct your broker or nominee how to vote. However, since you are not the shareholder of record, you may not vote those shares in person at the Annual Meeting unless you obtain a “legal proxy,” which you must bring to the meeting in order to vote in person at the meeting.

Q. What is a Quorum and what are my Voting Rights?

A. A quorum for the meeting will exist if a majority of the voting power of the shareholders is present at the meeting, in person or represented by properly executed proxies delivered to us prior to the meeting. Shares of Common Stock present at the meeting that abstain/withhold from voting, or that are the subject of “broker non-votes,” will be counted as present for determining a quorum.

New York Stock Exchange (“NYSE”) Rule 452 governs discretionary voting by brokers of shares held in street name when beneficial owners have not instructed how such shares should be voted. Because the rule governs all brokers who are members of the NYSE, it affects all public companies that have shares held in street name, not just companies listed on the NYSE. Under the rule, such brokers have discretionary authority to vote street name shares on “routine” items such as the ratification of the Company’s appointment of auditors, but not on other matters, including the election of directors. Accordingly, if your broker does not receive instructions from you, your broker will not be able to vote your shares on the Exchange Proposal or the Reverse Stock Split, and a “broker non-vote” will occur with respect to that matter.

You are entitled to one vote for each share of U.S. Energy Common Stock you hold.

Q. How Many Votes are Needed?

A. The Exchange Proposal will be approved if the number of votes cast in favor of the Exchange Proposal exceeds the number of votes cast against the Exchange Proposal. Abstentions and broker non-votes are not considered votes cast and they will have no effect on the Exchange Proposal.

The Reverse Stock Split will be approved if the number of votes cast in favor of the Reverse Stock Split exceeds the number of votes cast against the Reverse Stock Split. Abstentions and broker non-votes are not considered votes cast and they will have no effect on the Reverse Stock Split.

The adjournment proposal will be approved if the number of votes cast in favor of the adjournment proposal exceeds the number of votes cast against the adjournment proposal. Abstentions and broker non-votes are not considered votes cast and they will have no effect on the adjournment proposal

Q. How Will My Proxy Be Voted

A. The Board is soliciting a proxy to provide you with the opportunity to vote on all matters scheduled to come before the meeting (as stated in the Notice of Special Meeting which accompanies this Proxy Statement), whether or not you attend in person.

Your shares will be voted as you specify if you properly complete and return the appropriate form of proxy. If you make no specifications, your proxy will be voted in favor of the Exchange Proposal, the Reverse Stock Split, and the adjournment proposal as listed above.

Q. Can I Revoke My Proxy

A. If you are a shareholder of record and submit a proxy, you may revoke it later or submit a revised proxy at any time before it is voted. You also may attend the meeting in person and vote by ballot, which would cancel any proxy you previously submitted. If you are a street name shareholder and you vote by proxy, you may change your vote by submitting new voting instructions to your broker or other nominee in accordance with that entity’s procedures.

Q. What happens if I do not respond or if I respond and fail to indicate my voting preference or if I abstain from voting?

A. If you fail to sign, date and return your proxy card or fail to vote by telephone or Internet as provided on your proxy card, your shares will not be counted toward establishing a quorum for the Special Meeting.

If you submit your proxy but abstain from voting on the Exchange Proposal, the Reverse Stock Split and / or the adjournment proposal, your shares will be counted as present at the meeting for the purpose of determining if a quorum exists.

If your shares are held in street name and you do not provide voting instructions to your broker as described above, your broker does not have the discretionary authority to vote your shares regarding the Exchange Proposal or the Reverse Stock Split.

Q. What will happen if the Exchange Proposal is not approved?

A. If the Exchange Proposal is not approved, the proposed Exchange will not be completed. If the Company is unable to complete the proposed Exchange and substantially reduce its debt, it will need to pursue alternative strategies, which may include equity issuances, asset sales, alternative debt for equity exchanges or other debt reduction or restructuring transactions, with each alternative potentially resulting in significantly less value to existing shareholders.

Q. What will happen if the Reverse Stock Split is not approved?

A. If the Reverse Stock Split is not approved the Company may be be delisted from The NASDAQ Capital Market and the Company’s shareholders may experience decreased liquidity and/or increased volatility in the Company’s Common Stock, and a diminution of institutional investor interest. The Board also believes that such delisting could cause a loss of confidence of industry partners, customers, lenders and potential employees, which could harm our business and its future prospects

Q. Who is Soliciting my Proxy and what are the Costs?

A. The Company will pay all expenses of its solicitation of proxies for the Special Meeting. In addition to solicitations by mail, arrangements have been made for brokers and other nominees to send proxy materials to beneficial owners, and we will reimburse those brokers and other nominees for their reasonable expenses. We have not hired a solicitation firm for the meeting. Our employees and directors will solicit proxies by telephone or other means, if necessary; they will not receive additional compensation for these services.

Q. Am I Entitled To Appraisal Rights

A. No action is proposed at the Special Meeting for which the laws of the State of Wyoming or our charter documents provide a right of our shareholders to dissent and obtain appraisal of or payment for their Common Stock.

Q. Can I vote on other matters?

A. The Company does not expect any other matter to come before the meeting. If any other matter is properly presented at the Special Meeting, the signed proxy gives the individuals named as proxies authority to vote the shares on that matter at their discretion.

Q. Can I obtain an electronic copy of the proxy material?

A. Yes, this Proxy Statement, the accompanying notice of Special Meeting and the proxy card are available on the Internet at www.proxyvote.com.

Q. What happens if the Special Meeting is adjourned or postponed?

A. Although it is not expected, the Special Meeting may be adjourned or postponed for the purpose of soliciting additional proxies. Any adjournment or postponement may be made without notice, other than by an announcement made at the Special Meeting, by approval of the holders of a majority of the outstanding shares of our Common Stock present in person or represented by proxy at the Special Meeting, whether or not a quorum exists. Any adjournment or postponement of the Special Meeting for the purpose of soliciting additional proxies will allow shareholders who have already sent in their proxies to revoke them at any time before their use.

Q. What do I need to do now?

A. We urge you to read this Proxy Statement carefully. Then return your completed, dated and signed proxy card as soon as possible so that your shares can be voted at the Special Meeting. Holders of record also may vote by telephone or Internet by following the instructions on the proxy card.

Q. Who can help answer my other questions?

A. If you have more questions about the Exchange Proposal, the Reverse Stock Split, or voting, you should contact Ryan Smith, Chief Financial Officer of the Company, by calling 303-993-3200. If your shares are held in an account at a broker, dealer, commercial bank, trust company or other nominee, you also should call that broker or other nominee for additional information.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in or incorporated by reference into this Proxy Statement, or filings with the Securities and Exchange Commission (the “SEC”) and our public releases contain forward looking statements intended to qualify for the safe harbors from liability established by the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements include information concerning the Exchange, the Reverse Stock Split, future financial results, future production and reserves, schedules, plans, timing of development, contributions from oil and natural gas properties and marketing and midstream activities, and also include those statements accompanied by or that otherwise include the words “will,” “may,” “could,” “believes,” “expects,” “anticipates,” “intends,” “estimates,” “projects,” “predicts,” “target,” “goal,” “plans,” “objective,” “potential,” “should,” or similar expressions or variations on such expressions that convey the uncertainty of future events or outcomes. For such statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, including Section 27A of the Securities Act and Section 21E of the Exchange Act. We have based these forward-looking statements on our current expectations and assumptions about future events. These statements are based on certain assumptions and analyses made by us because of our experience and our perception of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we can give no assurance that these expectations will prove to be correct. We undertake no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

These forward-looking statements involve risk and uncertainties. Important factors that could cause actual results to differ materially from our expectations include, but are not limited to, the following risk and uncertainties:

●	the inability to complete the Exchange or the Reverse Stock Split due to the failure to obtain approval of our shareholders of the Exchange Proposal and the Reverse Stock Split, or the failure of other conditions to closing of the Exchange;

●	our ability to recognize the anticipated benefits of the Exchange or otherwise address our near term liquidity needs;

●	our ability to recognize the anticipated benefits of the Reverse Stock Split or otherwise address the NASDAQ listing requirements;

●	costs related to the Exchange and the Reverse Stock Split;

●	our ability to comply with the financial covenants in our debt instruments and our available liquidity even if the Exchange is successfully implemented, particularly if oil, natural gas liquid (“NGL”) and natural gas prices remain depressed;

●	uncertainties in drilling, exploring for and producing oil and gas;

●	oil, NGL and natural gas prices;

●	overall United States and global economic and financial market conditions;

●	domestic and foreign demand and supply for oil, NGLs, natural gas and the products derived from these hydrocarbons;

●	the willingness and ability of the Organization of Petroleum Exporting Countries to set and maintain oil price and production controls;

●	our ability to obtain additional financing necessary to fund our operations and capital expenditures and to meet our other obligations;

●	our ability to maintain a sound financial position;

●	our cash flows and liquidity;

●	the effects of government regulation and permitting and other legal requirements, including laws or regulations that could restrict or prohibit hydraulic fracturing;

●	disruption of credit and capital markets;

●	disruptions to, capacity constraints in or other limitations on the pipeline systems that deliver our oil, NGLs and natural gas and other processing and transportation considerations;

●	marketing of oil, NGLs and natural gas;

●	high costs, shortages, delivery delays or unavailability of drilling and completion equipment, materials, labor or other services;

●	competition in the oil and gas industry;

●	uncertainty regarding our future operating results;

●	profitability of drilling locations;

●	interpretation of 3-D seismic data;

●	replacing our oil, NGL and natural gas reserves;

●	our ability to retain and attract key personnel;

●	our business strategy;

●	development of our current asset base or property acquisitions;

●	estimated quantities of oil, NGLs and natural gas reserves and present value thereof;

●	plans, objectives, expectations and intentions contained in this Proxy Statement that are not historical; and

●	other factors discussed in “Risk Factors” and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2017, our Annual Report on Form 10-K and 10-K/A for the year ended December 31, 2016, and in our other public filings, press releases and discussions with our management.

Any of these factors and other factors in this Proxy Statement or any documents incorporated by reference could cause our actual results to differ materially from the results implied by these or any other forward-looking statements made by us. Although we believe our plans, intentions and expectations reflected in the forward-looking statements we make are reasonable, we can give no assurance that we will achieve these plans, intentions or expectations. Our assumptions about future events may prove to be inaccurate. We caution you that the forward-looking statements contained in this Proxy Statement are not guarantees of future performance, and we cannot assure you that those statements will be realized or the forward-looking events and circumstances will occur. All forward-looking statements speak only as of the date of this Proxy Statement.

We do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise, except as required by law. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

THE EXCHANGE

Background of the Exchange Agreement

On May 2, 2017, APEG purchased and assumed all of Wells Fargo Bank N.A.’s rights and obligations as the lender to Energy One under the Credit Facility. Concurrently with the purchase of the Credit Facility by APEG, the Company, Energy One and APEG entered into a limited forbearance agreement (the “Forbearance Agreement”), pursuant to which APEG agreed not to exercise its rights and remedies arising as a result of certain existing and prospective events of default under the Credit Facility until July 30, 2017. Commencing on May 2, 2017, interest accrued on the outstanding principal balance of the loans under the Credit Agreement at a rate of 8.75% per annum;

The Company’s management met with APEG on June 2, 2017 and June 13, 2017 at both the Company’s offices and APEG’s offices, respectively, to discuss potential transactions to extend the maturity of the Credit Facility and amend the financial covenant ratios. During these meetings, both parties discussed the possibility of exploring a deleveraging transaction through a refinance of the existing Credit Facility or a debt for equity exchange. During both meetings APEG representatives requested additional information to perform due diligence.

After a period of due diligence on the part of APEG and negotiations between the Company and APEG, on June 29, 2017 the Company announced a two-year extension of the Credit Facility through July 30, 2019, along with an amendment of the financial covenant ratios governing the Credit Facility.

The Board held a meeting on July 17, 2017, at which Mr. Veltri updated the Board on the status of discussions with APEG, and other potential acquisition and divestiture opportunities for the Company. The Board discussed strategic options with management, including the status of negotiations with APEG, and instructed management to continue such discussions and report results back to the Board, if appropriate.

On August 2, 2017, Company representatives met with APEG to further discuss the economic terms of a proposed debt for equity exchange and the terms of a proposed standstill agreement. The Company and APEG exchanged drafts of documents although no agreement was reached on an exchange ratio or the details of the standstill agreement.

On August 4, 2017 the Company exchanged financial terms of a potential transaction with APEG, however no agreement was reached on the terms presented.

During August 2017 the Company and its outside legal counsel, Kutak Rock LLP, further negotiated with APEG and its counsel and revised the terms of the proposed debt for equity exchange and discussed the economic and legal terms of the potential transaction.

The Company and APEG continued to negotiate and exchange revised drafts of definitive transaction documents throughout September. During this time, management worked closely with the Company’s outside legal counsel to negotiate terms with APEG and keep the Board apprised of their progress.

On September 28, 2017, Company representatives met with APEG in Austin, Texas, and reached an agreement, subject to the Board’s approval, on the economic terms of a transaction, for an exchange of $4,463,380 of the outstanding indebtedness under the Credit Facility for 5,819,270 new shares of Common Stock of the Company, at an exchange price of $0.767, representing a 1.3% premium over the 30-day volume weighted average price of the Company’s Common Stock on September 20, 2017. In addition, at the Closing of the Exchange, the Company will pre-pay, in cash, $600,000 of the outstanding principal under the Credit Facility, leaving approximately $937,000 outstanding. Also, accrued, unpaid interest on the Credit Facility held by APEG will be paid in cash at the closing of the transaction.

On October 3, 2017, the Board held a meeting, at which Mr. Veltri updated the Board on the status of the Exchange Agreement and the other definitive agreements, copies of which were provided to the Board in advance of the meeting, which, subject to Board approval, had been finalized on September 28, 2017. Mr. Veltri informed the Board that based on the exchange price, the financial position of the Company and other matters, the terms of the Exchange Agreement and the transactions contemplated by the Exchange Agreement, taken in the aggregate, were fair from a financial point of view to the Company and to its shareholders. Following discussion among the Board, the Board (i) unanimously resolved that the Exchange Agreement and the transactions contemplated by the Exchange Agreement were fair to, and in the best interests of, the Company and its shareholders, and (ii) authorized and approved the execution, delivery and performance of the Exchange Agreement by the Company and the transactions contemplated by the Exchange Agreement.

On October 5, 2017, the Company issued a press release and filed a Form 8-K announcing the Exchange Agreement.

Reasons for the Exchange Agreement

The Board, in evaluating the Exchange Agreement and the transactions contemplated by the Exchange Agreement, consulted with the Company’s management and legal counsel. In reaching its unanimous resolution (i) that entering into the Exchange Agreement is in the best interests of the Company and its shareholders; (ii) to submit the Exchange Proposal to the Company’s shareholders; and (iii) recommending that the Company’s shareholders adopt the Exchange Proposal, the Board considered and evaluated a number of factors.

In the course of its deliberations, the Board considered the following substantive factors as being generally positive or favorable, each of which the Board believed supported a decision to proceed with the Exchange Agreement, including, but not limited to, the following:

●	Improved Capital Structure. The positive effects the Exchange would likely have on the Company’s capital structure and the holders of Common Stock, respectively, including:

○	the reduction in debt versus substantial dilution to shareholders expected to result from the Exchange;

○	the material reduction of cash interest expense paid on the Company’s debt;

○	the ability to reallocate cash previously dedicated to interest expense to further reduce debt and increase the Company’s capital budget; and

○	the ability to re-position the Company’s balance sheet and restore access to capital markets to take advantage of value-enhancing acquisition opportunities.

●	Financial Impact of the Exchange Agreement. The likely impact of the Exchange on the Company’s future results of operations, including:

○	the elimination of annual cash interest expense of up to $0.6 million, preserving liquidity in the near-term;

○	allowing re-allocation of cash interest expense to resume growth and maximize enterprise value; and

○	reduction of leverage.

●	Offer Price of the Initial Exchange. The Exchange represents a 1.3% premium over the 30 day volume weighted average price of the Company’s Common Stock on September 20, 2017.

●	The Standstill Agreement. The terms of the Standstill Agreement, including the voting restrictions, the limitation on the ability of APEG to acquire additional voting securities of the Company and the “standstill,” as more fully described below under the caption “Standstill Agreement”.

●	Arm’s-Length Negotiations; Board Process. The terms of the Exchange Agreement, including the parties’ representations, warranties and covenants, and the conditions to their respective obligations to close the Exchange, are the product of lengthy, arm’s-length negotiations between the Company and APEG, each with the assistance of their respective advisors. In addition, the process followed by the Company in recommending the approval of the Exchange Proposal included a Board comprised of a majority independent and disinterested directors.

●	Business Reputation of APEG. The business reputation and capabilities of APEG and its management team, which the Board believed supported the conclusion that a transaction with APEG would provide the Company with the opportunity to partner with a strategic investor.

●	Timing. The timing of the Exchange and the current financial condition of the Company. The Board considered that negotiating a transaction while in compliance with the Credit Agreement and associated credit covenants and the ability to live within the Company’s cash flow would result in a better deal for existing shareholders than waiting and accepting the risk of potentially attempting to negotiate a deleveraging transaction from a position of greater financial weakness in the future.

●	Consequences if the Company is Unable to Complete the Exchange. The likely impact on the Company if it is unable to complete the Exchange, including:

○	The Company would have to rely on a commodity price recovery and capital availability to continue the Company’s current production levels;

○	The Company may determine it necessary to accomplish the debt reduction contemplated by the Exchange through alternative means, including additional equity issuances, asset sales, alternative debt for equity exchanges or other debt reduction or restructuring transactions, with each alternative potentially resulting in significantly less value to existing shareholders.

●	Required Price Recovery Scenario. The Company’s ability to reduce its debt and maintain or grow its production base, in various commodity-pricing scenarios. The Board considered that without a significant transaction, a commodity price recovery would have to be significant, and beyond what the Board expected in the short to medium-term, to materially reduce the Company’s debt, or to reduce the Company’s debt in an amount equivalent to the Exchange.

In the course of its deliberations, the Board also considered a variety of material risks and other countervailing factors related to entering into the Exchange Agreement, including, but not limited to, the following:

●	Dilutive Impact. The issuance of Common Stock pursuant to the Exchange will dilute the ownership of current shareholders, and reduce the ability of current shareholders to influence future significant corporate decisions requiring shareholder approval.

●	Significant Shareholder. The Exchange will concentrate a significant amount of Common Stock in the hands of one entity.

●	Time and Expense Commitment. The significant costs involved with the Exchange Agreement and the Exchange, the substantial time and effort of management required to complete the Exchange and related disruptions to the operation the Company’s business.

●	Litigation Risk. The inherent risk of litigation in relation to the Exchange, including potential litigation in connection with the execution of the Exchange Agreement and the closing of the Exchange.

●	Risk Associated with Failure to Complete the Exchange Transactions. The risks and costs to the Company if the Exchange is not completed, including the diversion of management and employee attention, potential employee attrition and the potential disruptive effect on vendor relationships, and the expenses associated with the Exchange.

●	Lack of Other Attractive Alternatives. If the Company is unable to complete the Exchange, it may pursue alternative strategies to reduce debt and associated interest payments, including equity issuances, asset sales, alternative debt for equity exchanges or other debt reduction or restructuring transactions. In the Board’s view, none of these alternatives are as likely to result in as significant a reduction of leverage, and value to existing shareholders, as the Exchange.

●	Tax Effect. Future use of the Company’s federal net operating loss carryforwards (“NOLS”) may be limited if the Company experiences an “ownership change” in which stock held by the Company’s 5-percent shareholders increases by more than 50 percentage points over the lowest percentage of stock held by such shareholders during the three-year period preceding such ownership change. The issuance of Common Stock to APEG pursuant to the Exchange may result in such an ownership change. If there is an ownership change, a substantial portion of the Company’s NOLs may be eliminated or restricted. In particular, the use of the Company’s NOLS on a going forward basis generally will be limited to amount equal to the value of the Company as of the ownership change date multiplied by the applicable long-term tax exempt rate as determined by the Internal Revenue Service. Moreover, the Company would need to reduce its deferred tax assets reflecting the restricted use of these NOLs when such an ownership change occurs.

The above discussion of the information and factors considered by the Board is not intended to be exhaustive and may not include all of the information and factors considered by the Board. The Board, in making its determination regarding the Exchange Agreement, did not find it useful to and did not quantify or assign any relative or specific weights to the various factors that it considered. Rather, the Board views its determination and recommendation as being based on an overall analysis and on the totality of the information presented to, and factors considered by, the Board. In addition, in considering the factors described above, individual members of the Board may have given differing weights to different factors, and may have viewed some factors relatively more positively or negatively than others.

Analysis of the Exchange

Effects of the Exchange on the Company’s Capital Structure and Capital Stock:

The following table shows the pro forma impact the Exchange would have on the Company’s outstanding debt as of September 30, 2017.

	9/30/2017	Transaction Adjustment	Pro-Forma 9/30/2017

Outstanding Borrowings under Credit Facility	$6,000,000	$(4,463,380)	$1,536,620
Cash Payment*	—	(600,000)	(600,000)
Total Outstanding Borrowings under Credit Facility	$6,000,000	—	$936,620

*Represents a cash paydown to outstanding borrowings under the Credit Facility which is contingent on the successful completion of the Exchange.

The Following table show the pro forma impact the Exchange would have on the ownership of the Company’s Common Stock as of September 30, 2017.

	Shares Outstanding	Transaction Adjustment	Pro-Forma Shares Outstanding	Pro-Forma Ownership

Common Stock Outstanding	5,983,510	—	5,983,510	50.7%
APEG Energy II, L.P. Shares Owned	—	5,819,270	5,819,270	49.3%
Total Shares Outstanding	5,983,510	—	11,802,780	100.0%

THE EXCHANGE AGREEMENT

Effective October 3, 2017, the Company, the Company’s wholly owned subsidiary Energy One and APEG entered into the Exchange Agreement, pursuant to which, on the terms and subject to the conditions of the Exchange Agreement, APEG will exchange $4,463,380 of outstanding borrowings under the Company’s Credit Facility for 5,819,270 new shares of Common Stock of the Company, par value $0.01 per share, at an exchange price of $0.767, representing a 1.3% premium over the 30-day volume weighted average price of the Company’s Common Stock on September 20, 2017. In addition, at the Closing of the Exchange, the Company will pre-pay, in cash, $600,000 of the outstanding principal under the Credit Facility, leaving approximately $937,000 outstanding. Also, accrued, unpaid interest on the Credit Facility held by APEG will be paid in cash at the closing of the transaction. Immediately following the close of the transaction, APEG will hold approximately 49.3% of the outstanding Common Stock of the Company.

Exchange Agreement

In connection with the Exchange Agreement, APEG agreed to certain lock-up provisions limiting APEG’s ability to (a) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly any shares of Common Stock of the Company; or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock, whether an such transaction described in (a) or (b) is to be settled by delivery of Commons Stock or other securities, in cash or otherwise for a period of twelve (12) months following the closing of the Exchange.

The closing of the Exchange is subject to the satisfaction of certain conditions, including: (i) the affirmative vote of the holders of a majority of Common Stock present or represented by proxy at the Special Meeting for the purpose of approving the Exchange Proposal; and (ii) the listing of the share issuance by NASDAQ. In addition, each of the Company’s and APEG’s obligations to complete the Exchange is subject to certain other conditions, including (a) subject to the standards described in the Exchange Agreement, the accuracy of the representations and warranties of the other party and (b) compliance of the other party with its covenants in all material respects.

The Exchange Agreement requires the Company to use its commercially reasonable efforts to file a registration statement on Form S-1 by December 31, 2017, providing for the registration of the Exchange Shares issuable pursuant to the Exchange Agreement.

Standstill Agreement

In connection with the Exchange Agreement the Company and APEG entered into a Standstill Agreement pursuant to which APEG agreed to vote its shares received pursuant to the Exchange in the same proportion as shares of Common Stock that are not held by APEG or over which APEG does not have voting control with respect to (i) any board of directors approved motions, objectives, directives, proposals or proxy initiatives, and (ii) each nominee for the Company’s board of directors who is nominated and approved by the board of directors’ nominating committee.

In addition, the Standstill Agreement contains certain restrictions on APEG’s ability to acquire additional shares of Common Stock in excess of the amount they hold immediately following the Exchange. APEG is restricted from acquiring additional loans, debt securities, equity securities or assets of the Company.

APEG is also restricted from proposing or offering to the Board or any shareholder: (i) any business combination, asset acquisition, merger, tender offer, exchange offer or similar transaction involving the Company or any of its subsidiaries; (ii) any restructuring, recapitalization, liquidation or similar transaction involving the Company or any of its subsidiaries; (iii) any acquisition of any of the Company’s loans, debt securities, equity securities or assets, or rights or options to acquire interests in any of the Company’s loans, debt securities, equity securities or assets not currently owned; or (iv) any proposal to seek representation on the board of directors of the Company or otherwise seek to control the management, board of directors or policies of the Company.

Further, APEG cannot call a special meeting of the shareholders of the Company during the term of the Standstill Agreement.

The Standstill Agreement restrictions are effective for a period of one (1) year following closing of the Exchange.

THIS SUMMARY OF THE TERMS OF THE EXCHANGE AGREEMENT AND THE STANDSTILL AGREEMENT IS INTENDED TO PROVIDE YOU WITH BASIC INFORMATION CONCERNING THE EXCHANGE; HOWEVER, IT IS NOT INTENDED AS A SUBSTITUTE FOR REVIEWING THE EXCHANGE AGREEMENT, THE STANDSTILL AND THE LETTER AGREEMENT IN THEIR ENTIRETY. THE EXCHANGE AGREEMENT, THE STANDSTILL AGREEMENT, AND THE LETTER AGREEMENT ARE INCLUDED AS APPENDIX A, APPENDIX B AND APPENDIX C, RESPECTIVELY, TO THIS PROXY STATEMENT. YOU SHOULD READ THIS SUMMARY TOGETHER WITH THESE DOCUMENTS.

THE SPECIAL MEETING

Time, Place, and Purpose of the Special Meeting

This Proxy Statement is being furnished to our shareholders for the solicitation of proxies by our Board for use at our Special Meeting of shareholders to be held at 950 S. Cherry Street, Suite 1515 in Denver, Colorado, on December 27, 2017, at 8:30 a.m. Mountain Time, and at any adjournments or postponements of the meeting.

The Special Meeting is being called to request approval by our shareholders of:

●	The issuance of shares of Common Stock in connection with the Exchange under NASDAQ Stock Market Rules 5635(b);

●	The approval of an amendment to the Company’s articles of incorporation to implement a reverse stock split of the Company’s outstanding Common Stock at a reverse split ratio of 1-for-5, without reducing the authorized number of shares of our Common Stock; and

●	The adjournment of the Special Meeting, if necessary or appropriate, to establish a quorum or to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting cast in favor of the Exchange Proposal.

Recommendation of the Board of Directors

Our Board unanimously recommends that you vote “FOR” the Exchange Proposal.

Our Board unanimously recommend that you vote “FOR” the Reverse Stock Split.

Our Board unanimously recommends that you vote “FOR” the adjournment proposal.

Record Date and Quorum

Shareholders as of the close of business on November 1, 2017 are entitled to attend and vote at the Special Meeting.

There must be a quorum for the Special Meeting to be held. A quorum is the presence at the Special Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Special Meeting. Proxies that are voted “FOR,” “AGAINST” or “ABSTAIN” on a matter are treated as being present at the Special Meeting for purposes of establishing a quorum and also treated as shares “represented and voting” at the Special Meeting with respect to such matter.

Any abstentions will be counted in determining whether a quorum is present at the Special Meeting.

As of the close of business on October 31, 2017 there were 5,983,510 shares of our Common Stock outstanding and entitled to vote at the Special Meeting.

Vote Required for Approval

The approval of the Exchange Proposal, the Reverse Stock Split, and the adjournment proposal, requires the affirmative vote of a majority of the shares of Common Stock present at the Special Meeting, in person or represented by proxy. Abstentions will have the same effect as a vote against the Exchange Proposal, the Reverse Stock Split, and the adjournment proposal.

Shares Held by Company Directors and Executive Officers

As of the close of business on October 31, 2017, the Company’s directors and executive officers held and are entitled to vote, in the aggregate, 77,872 shares of Common Stock, representing approximately 1.3% of the total number of shares of Common Stock outstanding as of October 31, 2017.

The directors and executive officers of the Company intend to vote their shares “FOR” the Exchange Proposal.

The directors and executive officers of the Company intend to vote their shares “FOR” the Reverse Stock Split.

The directors and executive officers of the Company intend to vote their shares “FOR” the adjournment proposal.

Voting of Proxies

If your shares are held in your name, you may vote your shares or submit a proxy to have your shares voted by one of the following methods:

●	By Internet. You may submit a proxy electronically by the Internet at www.proxyvote.com. Please have your Notice of Availability or proxy card, which includes your personal control number, on hand when you log onto the website.

●	By Telephone. You may submit a proxy by telephone using the toll-free number listed on the proxy card or your Notice of Availability. Please have your proxy card or Notice of Availability in hand when you call.

●	By Mail. If you request paper copies of the proxy materials by mail, you may submit a proxy by signing, dating and returning your proxy card in the pre-addressed envelope provided.

●	In Person. You may vote in person at the special meeting by completing a ballot; however, attending the meeting without completing a ballot will not count as a vote.

If you vote by granting a proxy, the proxy holders will vote the shares according to your instructions. If you submit a proxy without giving specific voting instructions, the proxy holders will vote those shares as recommended by our Board. If you plan to vote in person at the Special Meeting and your shares are held in your name, please bring proof of identification. Even if you currently plan to attend the Special Meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the Special Meeting.

If your shares are held in “street name” by your broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee that you must follow for your shares to be voted. We expect Internet and telephone voting to be offered to street name shareholders. You also may vote in person at the Special Meeting if you obtain a legal proxy from your broker, bank or other nominee. Please consult the voting instruction form or other information sent to you by your broker, bank or other nominee to determine how to obtain a legal proxy in order to vote in person at the Special Meeting. If you plan to vote in person at the Special Meeting and you have obtained a legal proxy from your broker, bank or other nominee, please bring proof of identification. If your shares are held in street name in a brokerage account or by a bank or other nominee, you must provide your broker with instructions on how to vote your shares on Proposals 1, 2, and 3. If you do not instruct your broker on how to vote these proposals, your shares will not be voted.

Revocability of Proxies

You have the right to change or revoke your proxy at any time before the vote taken at the special meeting by:

●	Attending the Special Meeting and voting in person;

●	Properly submitting a later-dated proxy either by mail, the Internet or telephone; or

●	Delivering a written notice to our Corporate Secretary before the vote at the Special Meeting.

Please note that if you hold your shares in “street name” through a broker, bank or other nominee and you have instructed your broker, bank or other nominee to vote your shares, the above-described options for changing your vote do not apply, and instead you must follow the instructions received from your broker, bank or other nominee to change your vote.

Adjournments and Postponements

Although we do not expect this, we may adjourn or postpone the Special Meeting for the purpose of soliciting additional proxies. Any adjournment or postponement may be made without notice, other than by an announcement made at the Special Meeting, by the Chairman of the meeting, or by approval of the holders of a majority of the outstanding shares of our Common Stock present in person or represented by proxy at the Special Meeting, whether or not a quorum exists. Any adjournment or postponement of the Special Meeting to solicit additional proxies will allow shareholders who already have sent in their proxies to revoke them at any time before their use.

Rights of Dissenting Stockholders

Stockholders have no right under Wyoming law to seek appraisal of their Common Stock in connection with Proposals 1, 2, and 3.

Other Matters

The Board knows of no other matters to be brought before the Special Meeting. If any other matters are properly brought before the Special Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented by the proxy in accordance with their best judgment on such matters, under applicable laws.

Questions and Additional Information

If you have more questions about the Proposals or Exchange Transaction, need assistance in submitting your proxy or voting your shares or need additional copies of this Proxy Statement or the enclosed proxy card, you should contact us in writing at:

U.S. Energy Corp.

 Attn: Chief Financial Officer

 950 S. Cherry Street, Suite 1515

 Denver, Colorado 80246

 (303)-993-3200

 ryan@usnrg.com

PROPOSAL 1: APPROVAL OF ISSUANCE THAT
MAY RESULT IN A CHANGE OF CONTROL
UNDER NASDAQ LISTING RULE 5635(b)

Our Common Stock is listed on NASDAQ and we are subject to NASDAQ’s rules and regulations. NASDAQ Listing Rule 5635(b) requires us to obtain shareholder approval before certain issuances of Common Stock or securities convertible into Common Stock.

Purpose and Effect of Approving the Exchange Proposal

NASDAQ Listing Rule 5635(b) requires shareholder approval before the issuance of securities when the issuance or potential issuance of securities will result in a change of control of the Company. NASDAQ defines a change of control as occurring when, as a result of an issuance, an investor or a group would own, or have the right to acquire, 20% or more of the outstanding shares of Common Stock or voting power of a company, and such ownership or voting power would be the largest ownership position. The Exchange will result in APEG owning in excess of 20% of our Common Stock and APEG having the largest ownership position in the Company.

Board Recommendation

The Board recommends you vote for Proposal 1. For the reasons provided in this Proxy Statement, we are asking shareholders to vote “FOR” the following resolution:

“RESOLVED, that the shareholders approve the issuance of shares of Common Stock in connection with the Exchange Agreement that may result in a change of control under NASDAQ Stock Market Rule 5635(b).”

PROPOSAL 2: ApprovAL OF the amendment, AT THE DISCRETION OF THE BOARD OF DIRECTORS, to the ARTICLES of incorporation to implement a reverse stock split of the Company’s outstanding Common Stock at a reverse split ratio of one-for-five, without reducing the authorized number of shares of our Common Stock

Introduction

Our Board of Directors has unanimously approved and recommended to our shareholders an amendment, subject to the Board’s discretion as explained below, to our Amended and Restated Articles of Incorporation through the filing of Articles of Amendment to the Amended and Restated Articles of Incorporation (the “Articles of Amendment”) to effect a reverse stock split of our Common Stock at a reverse split ratio of 1-for-5 (the “Reverse Stock Split”). If this Proposal is approved, our Board will cause the filing of the Articles of Amendment with the Secretary of State of the State of Wyoming promptly following the Special Meeting, provided that if the Company meets NASDAQ’s listing requirements prior to the Special Meeting, the Board, in its discretion, may elect not to effect the Reverse Stock Split.

The Reverse Stock Split will have no effect on the par value per share of our Common Stock and will not reduce the number of authorized shares of Common Stock but will have the effect of reducing the number of issued and outstanding shares of Common Stock by the chosen ratio. Other than as described below, the Company will pay cash in lieu of fractional shares resulting from the Reverse Stock Split. The Articles of Amendment in substantially the form expected to be filed by the Board to implement the Reverse Stock Split are attached to this proxy statement as Appendix D.

Reasons for the Reverse Stock Split

Our Common Stock is listed on The NASDAQ Capital Market, and in order for us to maintain the listing, our Common Stock must maintain a minimum bid price of $1.00 as set forth in NASDAQ Stock Market Rule 5550(a)(2) (the “Rule”). If the closing bid price of the Common Stock is below $1.00 for 30 consecutive trading days, then the closing bid price of the Common Stock must be $1.00 or more for 10 consecutive trading days during a 180-day grace period to regain compliance with the rule.  On March 23, 2017, NASDAQ notified the Company that the bid price of its listed security had closed at less than $1 per share over the previous 30 consecutive business days, and, as a result, did not comply with the Rule. In accordance with Listing Rule 5810(c)(3)(A), the Company was provided 180 calendar days, or until September 19, 2017, to regain compliance with the Rule.

The Company has not regained compliance with the Rule and is not eligible for a second 180 day period. Specifically, the Company does not meet the minimum $5 million shareholders’ equity, $50 million Market Value of Listed Securities, or $750,000 net income from continuing operations initial listing requirements for The NASDAQ Capital Market. Accordingly, unless the Company had requested an appeal of this determination as described in further detail below, the Company’s securities would have been scheduled for delisting from The NASDAQ Capital Market and would have been suspended at the opening of business on September 29, 2017. A Form 25-NSE would have been required to be filed with the Securities and Exchange Commission (the “SEC”) to remove the Company’s securities from listing and registration on The NASDAQ Stock Market.

In accordance with NASDAQ procedures, the Company appealed the determination and submitted a business plan to NASDAQ demonstrating how it intends to regain compliance with the continued listing standards set forth in in Listing Rule 5550(a)(2). The hearing request will stay the suspension of the Company’s securities and the filing of the Form 25-NSE pending the NASDAQ’s decision. The hearing was held on October 26, 2017. The Company submitted a business plan (including the Reverse Stock Split) within the required time frame and will continue to work with NASDAQ to attempt to comply with all continued listing standards. Assuming that NASDAQ accepts the plan, the Company will be subject to quarterly monitoring for compliance with the business plan and the Company’s Common Stock will continue to trade on the NASDAQ Capital Market, subject to the Company’s compliance with other NASDAQ continued listing requirements.

In order to maintain our NASDAQ Capital Market listing, our Common Stock must achieve a closing bid price of $1.00 per share or more for 10 consecutive trading days. The Reverse Stock Split is one method for achieving this result. We value our listing on The NASDAQ Capital Market and, upon obtaining shareholder approval, we intend to implement the Reverse Stock Split promptly following the Special Meeting in order to assist in maintaining such listing. We do not intend to effect a going private transaction as a result of the Reverse Stock Split. However, if the Company meets NASDAQ’s listing requirements prior to the Special Meeting, the Board, in its discretions, may elect not to effect the Reverse Stock Split.

Our Board believes that the delisting of our Common Stock from The NASDAQ Capital Market would likely result in decreased liquidity and/or increased volatility in our Common Stock, and a diminution of institutional investor interest. The Board also believes that such delisting could cause a loss of confidence of industry partners, customers, lenders and potential employees, which could harm our business and its future prospects.

If our Common Stock is delisted from The NASDAQ Capital Market, it would likely qualify for quotation on the OTC Bulletin Board or on the “pink sheets,” a price discovery platform maintained by the National Quotation Bureau, Inc. The Board believes that, in this event, shareholders would likely find it more difficult to obtain accurate quotations as to the price of our Common Stock, and the liquidity of our Common Stock would likely be reduced, making it difficult for shareholders to buy or sell our Common Stock at competitive market prices, or at all. In addition, support from institutional investors and/or market makers that currently buy and sell the Company’s stock may decline, possibly resulting in a decrease in the trading price of our Common Stock.

In evaluating whether or not to recommend that shareholders authorize a reverse stock split, in addition to the considerations described above, the Board took into account various negative factors associated with a reverse stock split. These factors include: the negative perception of reverse stock splits held by some investors, analysts, and other stock market participants; the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined, with a corresponding decline in market capitalization; the adverse effect on liquidity that might be caused by a reduced number of shares outstanding; and the costs associated with implementing a reverse stock split.

Conversely, we believe the current low market price of our Common Stock impairs its acceptability to important segments of the institutional investor community and the investing public. Many investors look upon low-priced stock as unduly speculative in nature and, as a matter of policy, avoid investment in such stocks. We believe that the low market price of our Common Stock has reduced the effective marketability of our shares because of the reluctance of many brokerage firms to recommend low-priced stock to their clients. Further, a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing in low-priced stocks. Some of those policies and practices pertain to the payment of brokers’ commissions and to time-consuming procedures that function to make the handling of low-priced stocks unattractive to brokers from an economic standpoint. In addition, the structure of trading commissions also tends to have an adverse impact upon holders of low-priced stock because the brokerage commission on a sale of low-priced stock generally represents a higher percentage of the sales price than the commission on a relatively higher-priced issue.

Our Board has determined that, based upon current business and market factors, continued listing on The NASDAQ Capital Market is in the best interests of the Company and its shareholders, and that the Reverse Stock Split is likely necessary to maintain the listing of the Company’s Common Stock on The NASDAQ Capital Market.

The Board believes that the reverse split ratio of 1-for-5 maximizes the anticipated benefits for our shareholders. In determining whether to recommend and approve the Reverse Stock Split and selecting the reverse split ratio, the Board considered several factors, such as:

●	The total number of shares of Common Stock outstanding;
●	The status of our Common Stock listing on The NASDAQ Capital Market and the listing standards and rule-making process of NASDAQ and other stock exchanges;
●	The historical trading price and trading volume of our Common Stock;
●	The then prevailing trading price and trading volume for our Common Stock;
●	The anticipated impact of the Reverse Stock Split on the trading price of and market for our Common Stock; and
●	The outlook for oil price volatility and other prevailing general market and economic conditions.

Reducing the number of outstanding shares of our Common Stock through a reverse stock split is intended, absent other factors, to increase the per share market price of our Common Stock. However, other factors, such as our financial results, market conditions, and the market perception of our business may adversely affect the market price of our Common Stock. As a result, there can be no assurance that the Reverse Stock Split, if approved and implemented, will result in the intended benefits described above, or that the market price of our Common Stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our Common Stock after a reverse stock split will increase in proportion to the reduction in the number of shares of our Common Stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our Common Stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

However, if the Company meets NASDAQ’s listing requirements prior to the Special Meeting, the Board, in its discretion, may elect not to effect the Reverse Stock Split.

Effect of the Reverse Stock Split on Our Common Stock

As a result of the Reverse Stock Split, every five shares of existing Common Stock will be combined into one share of Common Stock. As of October 31, 2017, the approximate number of outstanding shares of Common Stock that would result from the 1-for-5 reverse stock split ratio (without giving effect to the treatment of fractional shares), based on 5,983,510 shares of Common Stock issued and outstanding as of October 31, 2017, would be 1,196,702.

If the Exchange is approved, based on approximately 11,802,780 shares of Common Stock issued and outstanding, the approximate number of outstanding shares of Common Stock that would result from the 1-for-5 reverse stock split ratio (without giving effect to the treatment of fractional shares) would be 2,360,556. The actual number of shares outstanding after giving effect to the Reverse Stock Split, if approved and implemented, will depend on the actual number of shares of Common Stock outstanding on the date the Reverse Stock Split takes effect.

The Reverse Stock Split will affect all holders of our Common Stock uniformly and will not change any shareholder’s percentage ownership interest in the Company, except that, as described below under “Fractional Shares,” our intent is that record holders of Common Stock otherwise entitled to a fractional share as a result of the Reverse Stock Split will receive cash in lieu of such fractional share. In addition, our current expectation is that the Reverse Stock Split will not affect any shareholder’s proportionate voting power, subject to the treatment of fractional shares and the matters discussed below under “Fractional Shares.”

The Reverse Stock Split may result in some shareholders owning “odd lots” of less than 100 shares of Common Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

We currently have an unlimited number of common shares authorized for issuance and 100,000 shares of Preferred Stock are authorized for issuance, of which 50,000 shares are issued and outstanding. The Reverse Stock Split will not affect the number of authorized shares of capital stock. Authorized but unissued shares of our Common Stock and preferred stock are available for future issuance as may be determined by our Board without further action by our shareholders, unless shareholder approval is required by applicable law or securities exchange listing requirements in connection with a particular transaction. These additional shares may be issued in the future for a variety of corporate purposes, including, but not limited to, raising additional capital, corporate acquisitions, and equity incentive plans. Except for a stock split or stock dividend, future issuances of common shares will dilute the voting power and ownership of our existing shareholders and, depending on the amount of consideration received in connection with the issuance, could also reduce shareholders’ equity on a per share basis.

Procedure for Implementing the Reverse Stock Split

We expect that the Reverse Stock Split, if approved by our shareholders and implemented by our Board of Directors, would become effective promptly following the filing of the Articles of Amendment to the Amended and Restated Articles of Incorporation with the Secretary of State of the State of Wyoming (the “Effective Time”). If this proposal is approved by the shareholders at the Special Meeting, the Board will cause the filing the Articles of Amendment promptly following the Special Meeting, provided that if the Company meets NASDAQ listing requirements prior to the Special Meeting, the Board, in its discretion, may elect not to effect the Reverse Stock Split.

After the Effective Time, our Common Stock will have a new Committee on Uniform Securities Identification Procedures (“CUSIP”) number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described below.

Beneficial Holders of Common Stock (i.e., shareholders who hold in street name)

Upon the implementation of the Reverse Stock Split, and other than as described under “Fractional Shares” below, we intend to treat shares held by shareholders through a bank, broker, custodian, or other nominee in the same manner as registered shareholders whose shares are registered in their names. Banks, brokers, custodians, or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our Common Stock in street name. However, these banks, brokers, custodians, or other nominees may have different procedures than registered shareholders for processing the Reverse Stock Split. Shareholders who hold shares of our Common Stock with a bank, broker, custodian, or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians, or other nominees.

Registered “Book-Entry” Holders of Common Stock (i.e., shareholders that are registered on the transfer agent’s books and records but do not hold stock certificates)

Certain of our registered holders of Common Stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These shareholders do not have stock certificates evidencing their ownership of the Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. Shareholders who hold shares electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive whole shares of post-Reverse Stock Split Common Stock, subject to adjustment for treatment of fractional shares.

Exchange of Stock Certificates and Elimination of Fractional Share Interests

As soon as practicable after filing the Articles of Amendment to the Amended and Restated Articles of Incorporation effecting the Reverse Stock Split with the Secretary of State of the State of Wyoming, shareholders will receive instructions for the exchange of their Common Stock certificates for new certificates representing the appropriate number of shares of Common Stock after the Reverse Stock Split. However, if permitted, the Company may elect to effect the exchange in the ordinary course of trading as certificates are returned for transfer. In either event, each current certificate representing shares of Common Stock will, until so exchanged, be deemed for all corporate purposes after the filing date to evidence ownership of our Common Stock in the proportionately reduced number. An exchange agent may be appointed to act for shareholders in effecting the exchange of their certificates.

SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES OR SUBMIT THEIR STOCK CERTIFICATES NOW. YOU SHOULD SUBMIT THEM ONLY AFTER YOU RECEIVE INSTRUCTIONS FROM US OR OUR EXCHANGE AGENT.

No service charges, brokerage commissions, or transfer taxes will be payable by any shareholder, except that if any new stock certificates are to be issued in a name other than that in which the surrendered certificate(s) are registered it will be a condition of such issuance that (i) the person requesting such issuance pays all applicable transfer taxes resulting from the transfer (or prior to transfer of such certificate, if any) or establishes to our satisfaction that such taxes have been paid or are not payable, (ii) the transfer complies with all applicable federal and state securities laws, and (iii) the surrendered certificate is properly endorsed and otherwise in proper form for transfer.

Fractional Shares

We do not intend to issue fractional shares in connection with the Reverse Stock Split. In lieu of issuing fractions of shares, we intend to pay cash as follows:

●	If a shareholder’s shares are held in street name, payment for the fractional shares will be deposited directly into the shareholder’s account with the organization holding the shareholder’s shares.
●	If the shareholder’s shares are registered directly in the shareholder’s name, payment for the fractional shares will be made by check, sent to the shareholder directly from our transfer agent upon receipt of the properly completed and executed transmittal letter and original stock certificates.
●	The amount of cash to be paid for fractional shares will be equal to the product obtained by multiplying (i) the average closing price of our Common Stock as reported by The NASDAQ Capital Market for the five (5) trading days immediately preceding the date of the Reverse Stock Split (or if our Common Stock is not at such time traded on The NASDAQ Capital Market, then as reported on the primary trading market for our Common Stock) times (ii) the amount of the fractional share.

We currently expect that those shareholders who hold less than five shares would be eliminated as a result of the payment of cash in lieu of any fractional share interest in connection with the Reverse Stock Split. The Board reserves the right, however, to issue fractional shares to some or all registered holders who would otherwise be eliminated as a result of the Reverse Stock Split, or alternatively, to round up fractional shares to the nearest whole share of Common Stock for some or all of such registered holders, if the Board shall determine that doing so would be in the Company’s best interests, including in order to avoid effecting a going private transaction as described in Rule 13e-3 of the Securities Exchange Act of 1934. The Board also reserves the right to aggregate fractional shares for cash and arrange for their sale, with the aggregate proceeds from such sale being distributed to the holders of fractional shares on a pro rata basis.

Effect of the Reverse Stock Split on our Equity Compensation Plans, Options, and Restricted Stock Awards

In connection with certain adjustment to our Common Stock, including adjustment resulting from a reverse stock split, proportionate adjustments are generally required to be made to the number of shares reserved for future issuance under the Company’s Amended and Restated 2012 Equity and Performance Incentive Plan (the “Plan”), as well as the per share exercise price and the number of shares issuable upon the exercise of all outstanding options (including outstanding option grants under the Plan and our prior 2001 Incentive Stock Option Plan and 2008 Stock Option Plan for Independent Directors and Advisory Board Members). This would result in approximately the same aggregate price being required to be paid under such options upon exercise, and approximately the same value of shares of Common Stock being delivered upon such exercise, immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares deliverable upon settlement or vesting of restricted stock awards will be similarly adjusted, subject to our treatment of fractional shares. The number of shares reserved for issuance pursuant to these securities will be proportionately adjusted based upon the 1-for-5 reverse stock split ratio, subject to our treatment of fractional shares.

Effects of the Reverse Stock Split on our Preferred Stock

In connection with the Reverse Stock Split, we also will make any necessary adjustment to the Series A Convertible Preferred Stock to reflect the Reverse Stock Split of our Common Stock at a reverse split ratio of 1-for-5. The current certificate of designations for our Series A Convertible Preferred Stock contains a provision whereby the conversion price for the conversion of shares of Series A Convertible Preferred Stock into shares of Common Stock is automatically proportionately adjusted in the event of a reverse split of the outstanding shares of Common Stock. Each share of Series A Convertible Preferred Stock will continue to have one vote on those matters subject to the vote of the Series A Convertible Preferred Stock as set forth in the Certificate of Designation. The Series A Convertible Preferred Stock is not permitted to vote on the election of directors and in general does not vote with the Common Stock as a class. Accordingly, the voting power of the outstanding shares of Series A Convertible Preferred Stock will not change as a result of the Reverse Stock Split. The amendment will not change the number of authorized shares of Series A Convertible Preferred Stock.

Accounting Matters

The proposed amendment to our Amended and Restated Articles of Incorporation will not affect the per share par value of our Common Stock, which will remain at the current par value of $0.01 per share. As a result, the stated capital on our balance sheet attributable to the Common Stock will be reduced proportionately based on the 1-for-5 reverse stock split ratio, and capital in excess of par value on our balance sheet will be increased by the amount by which stated capital is reduced. Reported per share net income or loss will be higher because there will be fewer shares of Common Stock outstanding. In future financial statements, net income or loss per share and other per share amounts for periods ending before the Reverse Stock Split would be recast to give retroactive effect to the Reverse Stock Split. As described above under “Effects of the Reverse Stock Split on our Equity Compensation Plans, Options, and Restricted Stock Awards,” the per share exercise price of outstanding options would increase proportionately, and the number of shares of our Common Stock issuable upon the exercise of outstanding options would decrease proportionately, in each case based on the 1-for-5 reverse stock split ratio. We do not anticipate that any other accounting consequences would arise as a result of the Reverse Stock Split.

Certain Federal Income Tax Consequences

The following summary describes certain material U.S. federal income tax consequences of the Reverse Stock Split to holders of our Common Stock.

Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of our Common Stock that is a citizen or individual resident of the United States, or a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia (a “U.S. holder”). A trust may also be a U.S. holder if (i) a U.S. court is able to exercise primary supervision over administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a U.S. person. An estate whose income is subject to U.S. federal income taxation regardless of its source may also be a U.S. holder.

This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our Common Stock as part of a position in a “straddle” or as part of a “hedging,” “conversion,” or other integrated investment transaction for federal income tax purposes, (iii) persons that do not hold our Common Stock as “capital assets” (generally, property held for investment), or (iv) foreign entities and nonresident alien individuals. If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our Common Stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split. This summary does not address the tax consequences of transactions occurring prior to or after the Reverse Stock Split, including, without limitation, the exercise of options or rights to purchase Common Stock in anticipation of the Reverse Stock Split.

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this proxy statement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split.

PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

The Reverse Stock Split should be treated as a recapitalization for U.S. federal income tax purposes. In certain circumstances, we may elect to issue some or all of our shareholders fractional shares, or alternatively to round up fractional shares to the nearest whole share, rather than paying cash in lieu of fractional shares. Although there is limited authority on the matter, we do not believe that the issuance of fractional shares or rounding up to whole shares should cause the Reverse Stock Split to fail to be treated as a tax-free recapitalization, except to the extent described below. Therefore, a shareholder generally will not recognize gain or loss on the Reverse Stock Split, except to the extent of cash, if any, received in lieu of a fractional share interest in the post-Reverse Stock Split shares. The aggregate tax basis of the post-split shares received will be equal to the aggregate tax basis of the pre-split shares exchanged therefor (excluding any portion of the holder’s basis allocated to fractional shares or for which an additional fraction of a share is rounded up to a whole share), and the holding period of the post-split shares received generally will include the holding period of the pre-split shares exchanged.

A holder of the pre-split shares who receives cash will generally recognize gain or loss equal to the difference between the portion of the tax basis of the pre-split shares allocated to the fractional share interest and the cash received. Such gain or loss will be a capital gain or loss and will be short term if the pre-split shares were held for one year or less and long-term if held more than one year. The deductibility of net capital losses by individuals and corporations is subject to limitations.

Although the treatment of a shareholder who receives an additional fraction of a share to round up to a whole share is not clear, a holder who receives round-up shares in lieu of a fractional share of our Common Stock pursuant to the Reverse Stock Split should recognize capital gain or loss in an amount equal to the difference between the amount of additional shares received and the shareholder’s tax basis in the shares of our Common Stock surrendered that is allocated to such fractional share of our Common Stock. Such gain or loss will be a capital gain or loss and will be short-term if the pre-split shares were held for one year or less and long-term if held more than one year. The deductibility of net capital losses by individuals and corporations is subject to limitations. Some round-up shares may have a new holding period.

Information returns may be required to be filed with the Internal Revenue Service with respect to the receipt of cash or round-up shares in lieu of a fractional share of our Common Stock pursuant to the Reverse Stock Split in the case of certain shareholders.

No gain or loss will be recognized by us as a result of the Reverse Stock Split.

No Appraisal Rights

Shareholders have no rights under Wyoming law or under our charter documents to exercise appraisal rights with respect to the Reverse Stock Split.

Board Recommendation

The Board recommends you vote for Proposal 2. For the reasons provided in this Proxy Statement, we are asking shareholders to vote “FOR” the following resolution:

“RESOLVED, that the shareholders approve the amendment to the articles of incorporation to implement a reverse stock split of the Company’s outstanding Common Stock at a reverse stock split ratio of 1-for-5, provided that if the Company meets NASDAQ’s listing requirements prior to the Special Meeting, the Board, in its discretion, may elect not to effect the Reverse Stock Split.”

PROPOSAL 3: ADJOURNMENT PROPOSAL

At the Special Meeting, we may adjourn, or ask shareholders to vote to adjourn, the Special Meeting to solicit additional proxies in favor of the approval of the Exchange Proposal and the Reverse Stock Split if we have not obtained sufficient votes to approve the proposals. Approval of the adjournment proposal requires the affirmative vote of a majority of the votes cast on the matter. Because this vote is a non-routine matter under applicable rules, your bank, broker or other nominee cannot vote without instructions from you.

Board Recommendation

The Board recommends you vote for Proposal 3. For the reasons provided in this Proxy Statement, we are asking shareholders to vote “FOR” the following resolution:

“RESOLVED, that the shareholders approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies for the Exchange Proposal and / or the Reverse Stock Split.”

Principal Holders of Voting Securities and Ownership by Officers and Directors

The following table sets forth certain information regarding the beneficial ownership of our common stock as of October 31, 2017, by (a) each stockholder who is known to us to own beneficially 5.0% or more of our outstanding common stock; (b) each of our directors; (c) our sole executive officer, and (d) all directors and our executive officer as a group. This information is based on SEC reports or as otherwise known by us. Except as otherwise indicated, and for shares subject to forfeiture, all persons listed below have (i) sole voting power and investment power with respect to their shares of common stock, except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership with respect to their shares of common stock. David A. Veltri, as Trustee of our 1989 Employee Stock Ownership Plan (the “ESOP”) exercises voting powers over any non-allocated shares owned by the ESOP and dispositive powers over all ESOP shares.

For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within 60 days of October 31, 2017. For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days of October 31, 2017 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Such options are assumed to be exercised for purposes of these calculations. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership. Unless otherwise identified, the address of our directors and officer is c/o U.S. Energy Corp., 950 S. Cherry Street, Suite 1515, Denver, Colorado 80246.

Title of Class	Name of Beneficial Owner	Position with Company	Beneficial Ownership		Percent of Class
	Directors and Executive Officers:
Common	David A. Veltri	Chairman of Board and Chief Executive Officer	103,038	(1)	1.7%
Common	Ryan L. Smith	Chief Financial Officer	—	(2)	*
Common	J. Weldon Chitwood	Director	20,000	(3)	.33%
Common	John G. Hoffman	Director	20,000	(4)	.33%
Common	Javier F. Pico	Director	20,000	(5)	.33%
Common	Directors and executive officer as a group (5 people)		163,038		2.7%

	Stockholders in Excess of 5%:
Common	CVI Investments, Inc.	Shareholder	370,200	(6)	6.0%
Preferred	Mt. Emmons Mining Company 333 N. Central Avenue Phoenix, AZ 85004	Convertible Preferred Shareholder	729,006	(7)	10.6%

* Less than one percent

(1)	Mr. Veltri’s beneficial ownership consists of (i) ownership of 75,166 shares of our common stock, (ii) 5,555 shares underlying stock options that are presently exercisable, and (iii) the ability to exercise dispositive rights in his capacity as an ESOP Trustee over 22,317 shares currently owned by the ESOP.

(2)	Mr. Smith does not beneficially own any shares based on information disclosed in the Form 3 filed with the Securities and Exchange Commission on March 26, 2017.

(3)	Mr. Chitwood’s beneficial ownership consists of 20,000 shares underlying stock options that are presently exercisable.

(4)	Mr. Hoffman’s beneficial ownership consists of 20,000 shares underlying stock options that are presently exercisable.

(5)	Mr. Pico’s beneficial ownership consists of 20,000 shares underlying stock options that are presently exercisable.

(6)	Based on information disclosed in the Schedule 13G/A filed with the Securities and Exchange Commission on February 10, 2017. Height Capital Management, Inc. is the investment manager to CVI Investments, Inc. and as such may exercise voting and dispositive power over these shares.

(7)	On February 11, 2016, Mt. Emmons Mining Company, a subsidiary of Freeport-McMoRan Inc., acquired 50,000 shares of our Series A Convertible Preferred Stock (“Preferred Stock”) with an initial liquidation preference of $2,000,000 ($40.00 per share). The Preferred Stock accrues dividends at a rate of 12.25% per annum and such dividends are not payable in cash but are accrued and compounded quarterly in arrears and added to the initial liquidation preference. As of December 31, 2016, the adjusted liquidation preference was approximately $2.2 million or $46.40 per share. At the option of the holder, each share of Preferred Stock may initially be converted into 13.33 shares of our common stock (the “Conversion Rate”) for an aggregate of 666,667 shares. In no event will the aggregate number of shares of Common Stock issued upon conversion be greater than 793,349 shares. The conversion rate was adjusted for accumulated dividends through December 31, 2016 along with the Company’s capital raise on December 20, 2016, and is currently at the rate of 15.01 shares of our common stock. The Preferred Stock will generally not vote with the Company’s Common Stock on an as-converted basis on matters put before the Company’s shareholders.

OTHER MATTERS

Our Board does not know of any other matters that are to be presented for action at the Special Meeting. However, if any other matters properly come before the Special Meeting or any adjournment(s) thereof, it is intended that the enclosed proxy will be voted in accordance with the judgment of the persons voting the proxy.

ADDITIONAL INFORMATION ABOUT THE COMPANY

If you would like to receive further information about U.S. Energy Corp., please visit the Company’s website at www.usnrg.com. The “Investors” section of our website contains management presentations, financial information, stock quotes and links to our filings with the SEC.

INCORPORATION BY REFERENCE

We are incorporating by reference specified documents that we file with the SEC, which means that incorporated documents are considered part of this Proxy Statement. We are disclosing important information to you by referring you to those documents and information we subsequently file with the SEC will automatically update and supersede information contained in this Proxy Statement and in our other filings with the SEC. This document incorporates by reference the Company’s Annual Report on Form 10-K and Form 10-K/A for the year ended December 31, 2016, filed on April 28, 2017, the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2017, filed on August 14, 2017, and the Company’s current reports on Form 8-K filed on March 28, 2017, May 8, 2017, September 22, 2017, and October 5, 2017.

Privileged and Confidential

APPENDIX A

EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”) is made and entered into on September 28, 2017, by and between U.S. Energy Corp., a Wyoming corporation (the “Company”), Energy One LLC, a Wyoming limited liability company (the “Borrower”) and APEG Energy II, L.P. (the “Holder”), the sole Lender and the Administrative Agent under the Credit Agreement dated as of July 30, 2010, as amended (the “Credit Facility”). Capitalized terms used herein but not defined herein shall have the meanings given to them in the Credit Facility.

RECITALS

WHEREAS, the Holder currently holds $6,000,000 in principal amount of Loans under the Credit Facility, comprising the entire principal balance outstanding under the Credit Facility (the “Balance”);

WHEREAS, the Holder desires to exchange $5,063,380 of the Balance (the “Exchanged Balance”) for shares of the Company’s Common Stock, par value $0.01 per share (“Common Stock”) and for cash, on the terms and conditions set forth in this Agreement (the “Exchange”);

WHEREAS, the Company desires to issue to the Holder that number of shares of the Company’s Common Stock and to pay to the Holder that amount of cash, determined as set forth in Section 1.1 below, in exchange for the Exchanged Balance;

NOW, THEREFORE, in consideration of the premises and the agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

Exchange

Section 1.1            Exchange of the Exchanged Balance for Common Stock and Cash.

(a)           Upon the terms and subject to the conditions of this Agreement, on the Closing Date (as defined herein), the Company shall issue, subject to this Section 1.1 and Section 1.7 hereof, to the Holder, and the Holder agrees to accept from the Company, the number of shares of Common Stock and cash determined in accordance with the terms of subsections (b) and (d) hereof in exchange for the Exchanged Balance.

(b)           On the Closing Date, the Holder will receive a final number of shares of Common Stock determined as set forth below plus a cash payment in exchange for the Exchanged Balance. The number of shares of Common Stock issued to the Holder pursuant to the terms of this Agreement is referred to herein as the “Exchange Shares.” The Exchange Shares shall equal the Balance, less any cash payments received by the Holder, divided by the “Share Price” (as defined below), rounded down to the nearest whole share.

Privileged and Confidential

(c)          Definitions. For purposes of this Exchange Agreement:

(i)        “Share Price” means One Hundred One and 3/10ths (101.3%) of the arithmetic average of the 30 day VWAP as shown in Exhibit A.

(ii)       “VWAP” will be determined as shown in Exhibit A.

(iii)      “Trading Day” means a day on which (i) there is no Market Disruption Event (as defined below), and (ii) trading in the Company’s securities generally occurs on the NASDAQ Stock Market.

(iv)      “Market Disruption Event” means the occurrence or existence on any Scheduled Trading Day (as defined below) for the Common Stock of any suspension or limitation imposed on trading of the Common Stock (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock, and such suspension or limitation occurs or exists throughout the 30 minutes prior to the closing time of the relevant exchange on such day.

(v)       “Scheduled Trading Day” means a day that is regularly scheduled Trading Day of the NASDAQ Stock Market.

(d)           The Company and the Holder agree that the Exchange Shares shall be capped such that the Holder (together with the Holder’s affiliates or any other person deemed to be a member of a “group” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (a “Section 13(d)(3) group”) with the Holder with respect to Common Stock of the Company) will beneficially own no more than 49.9% of the Common Stock outstanding immediately after issuance of the Exchange Shares. The Holder acknowledges that as a result of this restriction, the Exchange Shares may change depending upon changes in the outstanding shares of Common Stock. Immediately prior to the Closing Date, the Holder shall certify in writing the number of shares of Common Stock that it beneficially owns (including through derivative securities) and the shares of Common Stock beneficially owned by the Holder’s affiliates and any other person with whom it may have formed a Section 13(d)(3) group. Any portion of the Exchanged Balance that is not exchanged for Common Stock due to the above limitation will be paid to the Holder in cash (or other mutually agreeable consideration) at the Closing (as defined below).

(c)          Upon execution of this Agreement, the Company will promptly make a public announcement regarding the terms hereof.

Privileged and Confidential

Section 1.2            Exchange Shares Legend; Registration Rights.

(a)           The Exchange Shares may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of the Exchange Shares other than pursuant to an effective registration statement or Rule 144 under the Securities Act (as defined below), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Exchange Shares under the Securities Act. Any certificate or certificates representing the Exchange Shares shall bear a legend substantially as follows:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

(b)           Certificates evidencing the Exchange Shares shall not contain any legend (including the legend set forth in Section 1.2(a) hereof): (i) while a registration statement covering the resale of such securities is effective under the Securities Act, or (ii) following any sale of such Exchange Shares pursuant to Rule 144, or (iii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). In any such event, upon receipt from the Holder of certificates bearing restrictive legends representing the Exchange Shares, together with any documentation reasonably requested by the Company and its counsel, the Company shall promptly cause its counsel to issue a legal opinion to the Transfer Agent, if required by the Transfer Agent, to effect the removal of the legend hereunder. Certificates for Exchange Shares free of restrictive legends shall be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s prime broker with the Depository Trust Company System as directed by such Holder.

Privileged and Confidential

(c)           No later than December 31, 2017, the Company shall file a registration statement on Form S-1 providing for the resale by the Holder of the Exchange Shares issued and issuable upon exercise of the Warrants. The Company shall use commercially reasonable efforts to cause such registration to become effective and to keep such registration statement effective at all times until (a) the Exchange Shares are sold under such registration statement or pursuant to Rule 144 or other exemption under the Securities Act, (b) the Exchange Shares may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 under the Securities Act, and (c) the two (2) year anniversary of the date of the issuance of the Exchange Shares, whichever is the earliest to occur. Subject to the accuracy of the information provided by the Holder to the Company, the Company shall ensure that such registration statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading. After the date hereof and during any period in which a prospectus or prospectus supplement relating to any of the Exchange Shares subject to registration under this Section 1.2(c) is required to be delivered by the Holder pursuant to the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the Securities Act), (i) the Company will notify the Holder promptly of the time when any subsequent amendment to such registration statement, other than documents incorporated by reference, has been filed with the Commission or has become effective or any subsequent supplement to the prospectus regarding such Securities or the Holder or any subsequent amendment to the prospectus or any supplement or amendment to the prospectus supplement has been filed with the Commission and of any comment letter from the Commission or any request by the Commission for any amendment or supplement to such registration statement, any amendment to the prospectus, any supplement to the prospectus that relates to the Securities subject to such registration statement under this Section or the Holder, or any amendment or supplement to the prospectus supplement, provided that no notification of the Holder shall be required if such amendment, supplement, or comment, or request would not, and would not seek, to limit the rights of the Holder or the Exchange Shares, (ii) the Company will prepare and file with the Commission, promptly upon the Holder’s request, any amendments or supplements to such registration statement, prospectus or prospectus supplement that, in the Company’s reasonable opinion, may be necessary in connection with any resale of the Exchange Shares by the Holder (provided, however, that the failure of the Holder to make such request shall not relieve the Company of any obligation or liability hereunder), (iii) the Company will not file any amendment or supplement to a registration statement, prospectus or prospectus supplement, other than documents incorporated by reference, relating to the Exchange Shares subject to registration under this Section 1.2(c) unless a copy thereof has been submitted or made available to the Holder within a reasonable period of time before the filing and the Holder has not reasonably objected in writing thereto (provided, however, that (A) the failure of the Holder to make such objection shall not relieve the Company of any obligation or liability hereunder, and (B) the Company has no obligation to provide the Holder any advance copy of such filing or to provide the Holder an opportunity to object to such filing if such filing does not name the Holder or specifically discuss the Exchange Shares subject to registration under this Section 1.2(c) as contemplated hereby) and the Company will furnish or make available to the Holder at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into a registration statement, prospectus or prospectus supplement, except for those documents available via EDGAR, and (iv) the Company will cause each amendment or supplement to the prospectus or prospectus supplement, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act. The Holder shall furnish the Company a completed questionnaire in customary form prior to the filing of such registration statement.

Section 1.3            Lock-up. The Holder hereby agrees that it will not, without the prior written consent of the Company, during the period commencing on the Closing Date (as defined below) and ending twelve (12) months after the Closing Date, (a) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock; or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The foregoing provisions of this Section 1.3 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement. The Holder further agrees to execute such agreements as may be reasonably requested by the Company that are necessary to give effect to this Section 1.3. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the shares of Common Stock of the Holder (and transferees and assignees thereof) until the end of such restricted period.

Privileged and Confidential

Section 1.4            Prepayment under Credit Facility.

(a)           The parties agree that the Credit Facility and any documents and instruments delivered pursuant thereto shall remain in effect and without amendment by reason of this Agreement.

(b)           The Holder hereby waives the requirements of prior notice of prepayment and payment of accrued interest as to the Exchange and the Exchanged Balance under Section 3.04 of the Credit Agreement, and acknowledges and agrees that no premium or penalty shall be due upon the Exchange.

(c)           The parties further agree that, upon the completion of the Closing, the Exchanged Balance shall no longer be due and payable under the Credit Agreement.

Section 1.5            Share Exchange. In consideration of and for the Exchange hereunder, the Company agrees to issue to the Holder the Exchange Shares. The issuance of the Exchange Shares to the Holder will be made pursuant to an exemption from registration under the Securities Act.

Section 1.6           Closing Mechanics. The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on 10:00 a.m., Central Standard Time, on October 31, 2017 or at such other time on the same date or such other date as the parties may agree in writing (such time and date, the “Closing Date”). On the Closing Date, upon satisfaction of the Company’s conditions to Closing, the Company will: (i) effect delivery of the Exchange Shares by instructing its transfer agent to credit the account of Holder’s prime broker with DTC through DTC’s Deposit/Withdrawal at Custodian (“DWAC”) program; and (ii) pay to the Holder the amount of cash determined in accordance with Section 1.1(d) by wire transfer to an account designated in writing by the Holder at least two business days in advance of the Closing Date.

Section 1.7            Conditions to Closing.

(a)           The obligation of the Holder hereunder to consummate the transactions contemplated hereby at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Holder’s sole benefit and may be waived by the Holder at any time in its sole discretion by providing the Company with prior written notice thereof:

(i)        The Company shall have submitted an additional share listing application for the Exchange Shares with the NASDAQ on or prior to the Closing Date and shall cause the Exchange Shares to be approved by the NASDAQ for listing on the Closing Date or as soon as practicable thereafter;

(ii)       The Company shall have received all necessary approvals from shareholders, exchanges, and regulatory bodies; and

Privileged and Confidential

(iii)      The representations and warranties of the Company in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company shall have complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(b)           The obligation of the Company hereunder to consummate the transactions contemplated hereby at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Holder with prior written notice thereof:

(i)        The representations and warranties of the Holder in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Holder shall have complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

ARTICLE II

Representations and Warranties of the Holder

The Holder hereby makes the following representations and warranties, each of which is true and correct on the date hereof and the Closing Date and shall survive the Closing Date and the transactions contemplated hereby to the extent set forth herein:

Section 2.1            Existence and Power.

(a)           The Holder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby.

(b)           The execution of this Agreement by the Holder and the consummation by the Holder of the transactions contemplated hereby do not and will not constitute or result in a breach, violation, conflict or default under any note, bond, mortgage, deed, indenture, lien, instrument, contract, agreement, lease or license to which the Holder is a party, whether written or oral, express or implied, or any statute, law, ordinance, decree, order, injunction, rule, directive, judgment or regulation of any court, administrative or regulatory body, governmental authority, arbitrator, mediator or similar body on the part of the Holder or on the part of any other party thereto or cause the acceleration or termination of any obligation or right of the Holder, except for such breaches, conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the ability of the Holder to perform its obligations hereunder. As used in this Agreement, the term “Material Adverse Effect” shall mean a material adverse effect on the business, condition (financial or otherwise), properties or results of operations of the party, or an event, change or occurrence that would materially adversely affect the ability of the party to perform its obligations under this Agreement or which would limit the Holder’s power to transfer the Exchanged Balance hereunder.

Privileged and Confidential

Section 2.2           Valid and Enforceable Agreement; Authorization. This Agreement has been duly executed and delivered by the Holder and constitutes a legal, valid and binding obligation of the Holder, enforceable against the Holder in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (b) general principles of equity.

Section 2.3           Title. The Holder has good and valid title to the Exchanged Balance in the aggregate principal amount set forth in the recitals to this Agreement, free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto. The Holder has not, in whole or in part, (i) assigned, transferred, hypothecated, pledged or otherwise disposed of the Exchanged Balance or its rights in the Exchanged Balance, or (ii) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to the Exchanged Balance which would limit the Holder’s power to transfer the Exchanged Balance hereunder.

Section 2.4           Investment Decision. The Holder is either a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act or an institutional “accredited investor” with the meaning of Rule 501(a)(1)(2) or (3) of Regulation D under the Securities Act and was not organized for the purpose of acquiring the Exchange Shares. The Holder is acquiring the Exchange Shares solely for its own account, for investment purposes only and not with a view to the resale or distribution thereof, in whole or in part. The Holder is knowledgeable, sophisticated and experienced in business and financial matters and has previously invested in securities similar to the Exchange Shares. The Holder is able to bear the economic risk of its investment in the Exchange Shares and is presently able to afford the complete loss of such investment.

The Holder (or its authorized representative) has had the opportunity to review the Company’s filings with the Securities and Exchange Commission (the “Commission”), including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2016; the Company’s Quarterly Reports on Form 10-Q for the quarters ended June 30, 2017, March 31, 2017 and September 30, 2016; the Company’s current reports on Form 8-K; and the Company’s 2017 Proxy Statement (all of such filings with the Commission referred to, collectively, as the “SEC Documents”). The Holder has had such opportunity to ask questions of the Company and its representatives and to obtain from representatives of the Company such information as is necessary to permit it to evaluate the merits and risks of its investment in the Company. The Holder has independently, without reliance upon any representatives of the Company and based on such information as the Holder deemed appropriate, made its own analysis and decision to enter into this Agreement. The Holder has had the opportunity to consult with its accounting, tax, financial and legal advisors to be able to evaluate the risks involved in the Exchange pursuant hereto and to make an informed investment decision with respect to the Exchange.

Privileged and Confidential

The Holder acknowledges that the Company is relying on the truth and accuracy of the foregoing representations and warranties in the offering of the Exchange Shares to the Holder without having first registered the Exchange Shares under the Securities Act.

Section 2.5            Affiliate Status. The Holder is not, and has not been during the preceding three months, an “affiliate” of the Company as such term is defined in Rule 144 under the Securities Act.

Section 2.6            Professional Advice. With respect to the tax, accounting and other economic considerations involved in the Exchange, the Holder is not relying on the Company or any of its affiliates, and the Holder has carefully considered and has, to the extent the Holder believes such discussion is necessary, discussed with the Holder’s professional legal, tax, accounting and financial advisors the implications of the Exchange for the Holder’s particular tax, accounting and financial situation.

Section 2.7            No Solicitation. The Holder was not solicited by anyone on behalf of the Company to enter into this transaction.

ARTICLE III

Representations, Warranties and Covenants of the Company

The Company hereby makes the following representations, warranties, and covenants each of which is true and correct on the date hereof and shall survive the date of the Closing and the transactions contemplated hereby to the extent set forth herein.

Section 3.1            Existence and Power.

(a)           The Company is duly incorporated, validly existing and in good standing under the laws of Wyoming, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company has the requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and consummate the transactions contemplated hereby.

(b)           The execution of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby (i) does not require the consent, approval, authorization, order, registration or qualification of, or filing with, any governmental authority or court, or body or arbitrator having jurisdiction over the Company, other than the Company’s shareholders, NASDAQ, the Commission, relevant state securities authorities and the DTC; and (ii) does not and will not constitute or result in a breach, violation or default under any note, bond, mortgage, deed, indenture, lien, instrument, contract, agreement, lease or license, whether written or oral, express or implied, or with the certificate of incorporation or bylaws of the Company, or any statute, law, ordinance, decree, order, injunction, rule, directive, judgment or regulation of any court, administrative or regulatory body, governmental authority, arbitrator, mediator or similar body on the part of the Company or on the part of any other party thereto or cause the acceleration or termination of any obligation or right of the Company or any other party thereto, except for such breaches, violations or defaults which would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect (as defined above) on the ability of the Company to perform its obligations hereunder.

Privileged and Confidential

Section 3.2            Valid and Enforceable Agreement; Authorization. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (b) general principles of equity.

Section 3.3            Valid Issuance of the Exchange Shares. The Exchange Shares, when issued and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and non-assessable and free of restrictions on transfer other than restrictions on transfer under applicable federal and state securities laws and liens or encumbrances created by or imposed by the Holder. Assuming the accuracy of the representations of the Holder in Article II of this Agreement, the Exchange Shares will be issued in compliance in all material respects with all applicable federal and state securities laws. The Company has a sufficient number of authorized and unissued shares of Common Stock to consummate the Exchange.

ARTICLE IV

Miscellaneous Provisions

Section 4.1            Survival of Representations and Warranties. The agreements of the Company, as set forth herein, and the respective representations and warranties of Holder and the Company as set forth herein in Articles II and III, respectively, shall survive the Closing Date.

Section 4.2           Notice. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class mail (postage prepaid) with return receipt requested or sent by reputable overnight courier service (charges prepaid):

(a)           if to the Holder, at its address as follows:

APEG Energy II, L.P.
3305 Northland Drive, Suite 101
Austin, Texas 78731
Attention: Paul Haarman, Managing Partner

(b)           if to the Company, at its address, as follows:

U.S. Energy Corp.
4643 S. South Ulster, Suite 970
Denver, Colorado 80237
Attention: David Veltri, Chief Executive Officer

Each party hereto by notice to the other party may designate additional or different addresses for subsequent notices or communications. All notices and communications will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Privileged and Confidential

Section 4.3            Entire Agreement. This Agreement and the other documents and agreements executed in connection with the Exchange embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous oral or written agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between or among the parties or any of their agents, representatives or affiliates relative to such subject matter, including, without limitation, any term sheets, emails or draft documents.

Section 4.4           Assignment; Binding Agreement. This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns.

Section 4.5           Counterparts. This Agreement may be executed in multiple counterparts, and on separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Any counterpart or other signature hereupon delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.

Section 4.6           Remedies Cumulative. Except as otherwise provided herein, all rights and remedies of the parties under this Agreement are cumulative and without prejudice to any other rights or remedies available at law.

Section 4.7            Governing Law. This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the State of Texas, without reference to its conflicts of law rules. Any right to trial by jury with respect to any action or proceeding arising in connection with this Agreement is hereby waived by the parties hereto.

Section 4.8            No Third Party Beneficiaries or Other Rights. Nothing herein shall grant to or create in any person not a party hereto, or any such person’s dependents or heirs, any right to any benefits hereunder, and no such party shall be entitled to sue any party to this Agreement with respect thereto.

Section 4.9            Waiver; Consent. This Agreement may not be changed, amended, terminated, augmented, rescinded or discharged (other than in accordance with its terms), in whole or in part, except by a writing executed by the parties hereto. No waiver of any of the provisions or conditions of this Agreement or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given or consented thereto. Except to the extent otherwise agreed in writing, no waiver of any term, condition or other provision of this Agreement, or any breach thereof shall be deemed to be a waiver of any other term, condition or provision or any breach thereof, or any subsequent breach of the same term, condition or provision, nor shall any forbearance to seek a remedy for any noncompliance or breach be deemed to be a waiver of a party’s rights and remedies with respect to such noncompliance or breach.

Privileged and Confidential

Section 4.10          Word Meanings. The words such as “herein,” “hereinafter,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The singular shall include the plural, and vice versa, unless the context otherwise requires. The masculine shall include the feminine and neuter, and vice versa, unless the context otherwise requires.

Section 4.11         No Broker. Neither party has engaged any third party as broker or finder or incurred or become obligated to pay any broker’s commission or finder’s fee in connection with the transactions contemplated by this Agreement other than such fees and expenses for which that particular party shall be solely responsible.

Section 4.12          Further Assurances. The Holder and the Company each hereby agree to execute and deliver, or cause to be executed and delivered, such other documents, instruments and agreements, and take such other actions, as either party may reasonably request in connection with the transactions contemplated by this Agreement.

Section 4.13         Costs and Expenses. The Holder and the Company shall each pay their own respective costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement, including, but not limited to, attorneys’ fees.

Section 4.14          Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 4.15          Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

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Privileged and Confidential

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

APEG ENERGY II, L.P.:

By:
Name: Patrick Duke
Title: Managing Partner

By:
Name: Paul Haarman
Title: Managing Partner

U.S. ENERGY CORP.:

By:
Name: David Veltri
Title: President and Chief Executive Officer

Privileged and Confidential

EXHIBIT A

U.S. Energy Corp. 15 Day Volume Weighted Average Price (as of close at 9/20/17): $0.757

Privileged and Confidential

APPENDIX B

STANDSTILL AGREEMENT

This STANDSTILL AGREEMENT (this “Agreement”) dated as of September 28, 2017, is entered into by and between U.S. Energy Corp., a Wyoming corporation (the “Company”) and APEG Energy II, L.P., a Texas limited partnership (the “Holder”).

RECITALS

WHEREAS, the Company and the Holder are concurrently entering into an Exchange Agreement (the “Exchange Agreement”) providing for the exchange of $5,149,605 of the Company’s outstanding indebtedness to the Holder for shares of the Company’s Common Stock, par value $0.01 per share (“Common Stock”) and for cash, on the terms and conditions set forth in the Exchange Agreement;

WHEREAS, upon the closing of the Exchange Agreement, the Holder will hold approximately 49.9% of the Company’s outstanding Common Stock;

WHEREAS, in light of the Exchange Agreement and the resulting ownership of the Company’s equity securities by the Holder, the Company and the Holder desire to enter into this Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

Section 1.01.   The Holder’s Covenants. Unless approved in advance in writing by the board of directors or is consistent with the directives, actions, approvals or knowledge of the management and board of directors of the Company, the Holder agrees that neither it nor any of its Representatives (defined below) acting on behalf of or in concert with the Holder (or any of its Representatives) will, for a period commencing on the date hereof and ending one (1) year after the date of the closing of the Exchange Agreement (the “Term”), directly or indirectly:

(a)          make any statement or proposal to any of the members of the board of directors of the Company, the Company’s Representatives or the Company’s shareholders regarding, or make any public announcement, proposal or offer (including any “solicitation” of “proxies” as such terms are defined or used in Regulation 14A of the Securities Exchange Act of 1934, as amended) with respect to, or otherwise solicit, seek or offer to effect (including, for the avoidance of doubt, indirectly by means of communication with the press or media) (i) any business combination, asset acquisition (other than the potential acquisition of assets from APEG Energy, L.P. ), merger, tender offer, exchange offer or similar transaction involving the Company or any of its subsidiaries, (ii) any restructuring, recapitalization, liquidation or similar transaction involving the Company or any of its subsidiaries, (iii) any acquisition of any of the Company’s loans, debt securities, equity securities or assets, or rights or options to acquire interests in any of the Company’s loans, debt securities, equity securities or assets not currently owned, or (iv) any proposal to seek representation on the board of directors of the Company or otherwise seek to control the management, board of directors or policies of the Company.

Privileged and Confidential

(b)          instigate, encourage, advise or assist any third party (including forming a “group” with any such third party) to do, or enter into any discussions or agreements with any third party with respect to, any of the actions set forth in clause (a) above;

(c)          take any action which would reasonably be expected to require the Company or any of its affiliates to make a public announcement regarding any of the actions set forth in clause (a) above;

(d)          acquire (or propose or agree to acquire), of record or beneficially, by purchase or otherwise, any loans, debt securities, equity securities or assets of the Company or any of its subsidiaries, or rights or options to acquire interests in any of the Company’s loans, debt securities, equity securities or assets or enter into any swaps or similar arrangements as to the Company’s equity securities; or

(e)          either alone or in concert with other shareholders, call a special meeting of shareholders of the Company.

(f)          For purposes of this Agreement, (i) the term “Representatives” means, as to any person, such person’s Affiliates, and its and their respective directors, officers, employees, managing members, general partners, agents and consultants (including attorneys, financial advisors and accountants) and (ii) the term “Affiliate” means, as to any person, any person who, directly or indirectly, controls, is controlled by, or under common control with that person, and the term “control” (including the terms “controlled”, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through ownership of voting securities or otherwise.

Section 1.02.   Voting. The Holder shall, and shall cause its Affiliates to, during the Term, vote all voting securities of the Company (including all Common Stock) held by the Holder and its Affiliates or over which the Holder or its Affiliates have voting control, and shall take all other necessary or desirable actions within its control (including in a capacity as a shareholder, director, member of a board committee, officer or otherwise) to: (a) vote in the same proportion as shares of Common Stock that are not held by the Holder or its Affiliates or over which the Holder or its Affiliates do not have voting control with respect to (i) any board of directors approved motions, objectives, directives, proposals or proxy initiatives and (ii) each nominee for the Company’s board of directors who is nominated and approved by the board of directors’ nominating committee.

Privileged and Confidential

Section 1.03.   Specific Performance. The Holder agrees that any material breach by it of any provision of this Agreement could irreparably injure the Company and that money damages would be an inadequate remedy therefor. Accordingly, the Holder agrees that the Company shall be entitled to seek one or more injunctions enjoining any such breach and requiring specific performance of this Agreement, in addition to any other remedy to which the Company is entitled at law or in equity.

ARTICLE II

Section 2.01.   Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class mail (postage prepaid) with return receipt requested or sent by reputable overnight courier service (charges prepaid):

If to the Company, to

U.S. Energy Corp.
950 Cherry Street, Suite 1515
Denver, Colorado 80264
Attention: David Veltri, President and Chief Executive Officer

If to the Holder, to

APEG Energy II, L.P.
3305 Northland Drive, Suite 101
Austin, Texas 78731
Attention: Paul Haarman

Each party hereto by notice to the other party may designate additional or different addresses for subsequent notices or communications. All notices and communications will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Section 2.02.    Entire Agreement. This Agreement, the Exchange Agreement and the other documents and agreements executed in connection therewith embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous oral or written agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between or among the parties or any of their agents, representatives or affiliates relative to such subject matter, including, without limitation, any term sheets, emails or draft documents.

Privileged and Confidential

Section 2.03.    Assignment; Binding Agreement. This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns.

Section 2.04.   Counterparts. This Agreement may be executed in multiple counterparts, and on separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Any counterpart or other signature hereupon delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.

Section 2.05.    Remedies Cumulative. Except as otherwise provided herein, all rights and remedies of the parties under this Agreement are cumulative and without prejudice to any other rights or remedies available at law.

Section 2.06.   Governing Law. This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the State of Texas, without reference to its conflicts of law rules. Any right to trial by jury with respect to any action or proceeding arising in connection with this Agreement is hereby waived by the parties hereto.

Section 2.07.    No Third Party Beneficiaries or Other Rights. Nothing herein shall grant to or create in any person not a party hereto, or any such person’s dependents or heirs, any right to any benefits hereunder, and no such party shall be entitled to sue any party to this Agreement with respect thereto.

Section 2.08.   Waiver; Consent. This Agreement may not be changed, amended, terminated, augmented, rescinded or discharged (other than in accordance with its terms), in whole or in part, except by a writing executed by the parties hereto. No waiver of any of the provisions or conditions of this Agreement or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given or consented thereto. Except to the extent otherwise agreed in writing, no waiver of any term, condition or other provision of this Agreement, or any breach thereof shall be deemed to be a waiver of any other term, condition or provision or any breach thereof, or any subsequent breach of the same term, condition or provision, nor shall any forbearance to seek a remedy for any noncompliance or breach be deemed to be a waiver of a party’s rights and remedies with respect to such noncompliance or breach.

Section 2.09.   Word Meanings. The words such as “herein,” “hereinafter,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The singular shall include the plural, and vice versa, unless the context otherwise requires. The masculine shall include the feminine and neuter, and vice versa, unless the context otherwise requires.

Section 2.10.   Further Assurances. The Holder and the Company each hereby agree to execute and deliver, or cause to be executed and delivered, such other documents, instruments and agreements, and take such other actions, as either party may reasonably request in connection with the transactions contemplated by this Agreement.

Privileged and Confidential

Section 2.11.    Costs and Expenses. The Holder and the Company shall each pay their own respective costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement, including, but not limited to, attorneys’ fees.

Section 2.12.   Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 2.13.    Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the date first set forth above.

U.S. Energy Corp.

By:
Name:	David A. Veltri
Title:	President and Chief Executive Officer

APEG Energy II, L.P.

By:	APEG Energy II GP, LLC, a Texas

a Texas limited liability company

	Title:	General Partner

By:
Patrick Duke
Title: Managing Partner

By:
Paul Haarman
Title: Managing Partner

APPENDIX C

U.S. Energy Corp.

4643 S. Ulster Street, Suite 970

Denver, Colorado 80237

October 2, 2017

APEG Energy II, L.P.

Attn: Messrs. Haarman and Duke

Re: U.S. Energy Corp. – Debt Equity Swap

Dear Messrs. Haarman and Duke:

Reference is made to that certain Exchange Agreement by and among U.S. Energy Corp. (the “Company”), Energy One LLC (“Energy One”) and APEG Energy II, L.P. (“APEG”) dated September 28, 2017 and that certain Standstill Agreement by and between the Company and APEG dated September 28, 2017.

The Exchange Agreement and the Standstill Agreement are subject to approval by the Company’s Board of Directors and shall not become effective until the Company’s Board provided such approval.

Furthermore, closing of the Exchange Agreement is subject to NASDAQ approval and approval by the shareholders at a special meeting of the Company and such closing shall not take place until those approvals are received.

By executing below APEG acknowledges that the Exchange Agreement and the Standstill Agreement shall not be effective until approved by the Company’s Board of Directors and the closing of the Exchange Agreement shall not take place until the Company receives NASDAQ and shareholder approval.

[signature and acknowledgment follows]

C-1

Sincerely,

U.S. ENERGY CORP.

By:	/s/David Veltri
Name:	David Veltri
Title:	President and Chief Executive Officer

Agreed and accepted on this 2 day of October, 2017

APEG Energy II, L.P.

By:	/s/Patrick Duke
Name:	Patrick Duke
Title:	Managing Partner

APEG Energy II, L.P.

By:	/s/Paul Haarman
Name:	Paul Haarman
Title:	Managing Partner

C-2

Appendix D

ARTICLES OF AMENDMENT TO RESTATED ARTICLES OF INCORPORATION OF

U.S. ENERGY CORP. AS AMENDED

1.	Corporation name:

U.S. Energy Corp.

2.	Article number(s) _____________ is amended as follows:

Not applicable.

3.	If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment.

Upon the filing and effectiveness (the “Effective Time”) pursuant to the Wyoming Business Corporation Act, as amended, of this Articles of Amendment to the Restated Articles of Incorporation, as amended, of U.S. Energy Corp. (the “Company”), each five (5) shares of the Company’s Common Stock, par value $0.01 per share (“Common Stock”), issued and outstanding immediately prior to the Effective Time shall be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock without any further action by the Company or the holder thereof (the “Reverse Stock Split”). The Company is authorized to make a cash payment in lieu of any fractional share interest resulting from the Reverse Stock Split; provided that the Company is also authorized (i) to issue fractional shares to some or all registered holders who would otherwise be eliminated as a result of the Reverse Stock Split or (ii) to round up fractional shares to the nearest whole share of Common Stock for some or all of such registered holders, if the Board of Directors of the Company determines that doing so would be in the best interests of the Company. Certificates that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the treatment of fractional shares as described above. The authorized shares of Common Stock shall not be reduced or otherwise affected by the Reverse Stock Split or this Articles of Amendment, and neither the Reverse Stock Split nor this Articles of Amendment will affect the per share par value of our Common Stock, which will remain at the existing par value of $0.01 per share.

4.	The amendment was adopted on:

December 27, 2017

5.	Approval of the amendment:

Shares were issued and the board of directors have adopted the amendment with shareholder approval, in compliance with W.S. 17-16-1003.

D-1

U.S. Energy Corp. 950 S. Cherry Street Suite 1515 Denver, CO 80246

VOTE VIA THE INTERNET – www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
011189-678324 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
U.S. ENERGY CORP.
The Board of Directors recommends you vote FOR the following proposal No. 1:	For	Against	Abstain

1. To approve the issuance of shares of Common Stock in connection with the Exchange Agreement under NASDAQ Stock Market Rules 5635(b).	☐	☐	☐
The Board of Directors recommends that you vote FOR the following proposal No. 2:
2. To approve an amendment, at the discretion of the Board of Directors, to the Company’s articles of incorporation to implement a reverse stock split of the Company’s outstanding Common Stock at a reverse split ratio of 1-for-5, without reducing the authorized number of shares of our Common Stock.	☐	☐	☐
The Board of Directors recommends you vote FOR the following proposal No. 3:
3. To approve an adjournment of the Special Meeting, if necessary or appropriate, to establish a quorum or to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting cast in favor of Exchange Proposal or the Reverse Stock Split.	☐	☐	☐

In their discretion, the appointed proxies are authorized to vote upon such other business as may properly come before the meeting and at any and all adjournments or postponements thereof.
Please indicate if you plan to attend this meeting.	☐ Yes	☐ No
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please provide your full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date

U.S. ENERGY CORP.

This proxy is solicited by the Board of Directors

for the Special Meeting of Shareholders

to be held December 27, 2017 8:30 AM, MST

The shareholder(s) hereby appoint(s) David A. Veltri and Ryan Smith, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of U.S. ENERGY CORP. that the shareholder(s) is/are entitled to vote at the Special Meeting of Shareholders to be held at 8:30 AM, MST on December 27, 2017, at the Company’s Offices at 950 S. Cherry Street, Suite 1515, Denver, Colorado 80246 and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR EACH OF PROPOSALS 1 2, AND 3.

Continued and to be signed on reverse side